Exhibit 10.35

ACQUISITION AGREEMENT
by and among
GARY GIORDANO and THOMAS GIORDANO, as the Sellers,
25 VAN KEUREN LLC, as the Applicant,
and
CLEANTECH BIOFUELS, INC.,
as Parent,
and
A WHOLLY OWNED SUBSIDIARY OF THE PARENT,
as the Buyer

As of June 23, 2016

Section 12.5	Governing Law	23
Section 12.6	Publicity	24
Section 12.7	Counterparts	24
Section 12.8	Expenses	24
Section 12.9	Affiliate Liability	24
Section 12.10	Parties in Interest	24
Section 12.11	Interpretation	24

EXHIBITS
Exhibits A	Form of Lease Agreement
Exhibit B	Form of Ownership Escrow Agreement
Exhibit C	Form of Preferential Tipping Fee Agreement
Exhibit D	Form of Lease Option Agreement

SELLERS’ DISCLOSURE SCHEDULE
Section 3.2(b)	Subsidiaries
Section 3.3	Liabilities
Section 3.7	Absence of Certain Changes
Section 3.10	Contracts
Section 3.11	Litigation
Section 3.12	Insurance
Section 3.13	Environmental Matters
Section 3.15	Taxes
Section 3.16	Transactions with Affiliates
Section 7.1	Conduct of Business
Section 8.2	Third Party Consents

ACQUISITION AGREEMENT
This ACQUISITION AGREEMENT (this “Agreement”), dated as of this 23rd day of June, 2016, is made by and among Gary Giordano, residing 215 Squan Beach Drive, Mantoloking, NJ 08738 and Thomas Giordano, residing at 31 8th Street, North Arlington, NJ 07031 (including any of their respective Affiliates, the “Sellers”) and 25 Van Keuren LLC, a New Jersey limited liability company (“Van Keuren” or the “Applicant”, and collectively with the Sellers, the “Giordano Parties”), and CleanTech Biofuels, Inc., a Missouri corporation (the “Parent”), and a to be formed wholly-owned subsidiary of the Parent (the “Buyer”).
RECITALS:
WHEREAS, Sellers owns all of the outstanding membership interests in Van Keuren;
WHEREAS, an affiliate of the Giordano Parties owns a parcel of real property located at 160 James Avenue in the City of Jersey City, in the State of New Jersey (the “Site”);
WHEREAS, the Site is currently leased to Joseph Smentkowski, Inc., a New Jersey corporation (“Smentkowski”), which is owned and controlled by the Sellers;
WHEREAS, Van Keuren has received a solid waste facility waste district plan inclusion from the New Jersey Meadowlands Commission (the “NJMC”) to operate a transfer station and material recovery facility on the Site (the “TS/MRF”);
WHEREAS, Van Keuren intends to seek the necessary approvals from the New Jersey Department of Environmental Protection (the “NJ DEP”) to operate the TS/MRF;
WHEREAS, CleanTech owns and licenses technology related to a biomass recovery process that can process municipal solid waste into high quality biomass that can be used for commercial purposes (the “Biomass Recovery Process”);
WHEREAS, CleanTech desires to (1) install its Biomass Recovery Process on the Site and (2) operate the TS/MRF;
WHEREAS, CleanTech, through the Buyer or an affiliate, intends to lease the Site from 160 James Avenue, LLC, a New Jersey limited liability company that is owned and controlled by Giordano (“James Avenue”), following receipt of certain permits and approvals from the NJ DEP and NJMC;
WHEREAS, CleanTech has agreed to grant to Sellers a preferential tipping fee at the TS/MRF;
WHEREAS, to protect the Sellers’ interest in the permit to operate the TS/MRF in the event the Buyer defaults under such lease, the Sellers wishes to retain a one percent (1%) ownership interest, and a right of reversion in the remaining ninety-nine percent (99%) interest in Van Keuren, and to accommodate such concern, the parties will enter into the Ownership Escrow Agreement; and
WHEREAS, Buyer desires to purchase from Sellers ninety-nine percent (99%) of the ownership interests in Van Keuren.
NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1 Definitions. The terms defined in this Section 1.1, whenever used herein, shall have the following meanings for all purposes of this Agreement:

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the city of Newark, New Jersey are authorized or required to close.
“Closing Date Payment” shall mean an amount equal to one million (1,000,000) shares of common stock of CleanTech Biofuels, Inc., par value $0.001 per share.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Contract” shall mean any agreement, contract, obligation, promise or undertaking that is legally binding.
“Damages” shall mean any cash, out-of-pocket liabilities, costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and amounts paid in settlement, except to the extent caused by the gross negligence, bad faith, willful misconduct or fraud of an Indemnified Party.
“Encumbrance” shall mean any lien, encumbrance, security interest, charge, mortgage, option, pledge or restriction on use or transfer of any nature whatsoever (except for encumbrances pursuant to any Permits).
“Environment” shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.
“Environmental Claim” shall mean any pending claim, action, demand, order or written notice by or on behalf of, any Governmental Entity or other Person alleging potential liability based on any Environmental Law or environmental Permit.
“Environmental Law” shall mean all applicable Legal Requirements and rules of common law pertaining to the Environment and public or employee health and safety of the federal government of the United States of America and the State of New Jersey, or any political subdivision thereof, and any similar or analogous statutes, regulations and decisional law of any Governmental Entity, as each of the foregoing may be amended and in effect on or prior to the Closing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.“GAAP” shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.
“Giordano Parties” shall mean, collectively, the Sellers and Van Keuren. Each such entity may individually be referred to as a “Giordano Party.”
“Hazardous Materials” shall mean any waste, wastewater, air emission or other substance that is regulated, listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic under or pursuant to any applicable Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof and asbestos or asbestos-containing materials.
“Knowledge” shall mean, with respect to any Person, the actual knowledge of an officer, director, manager, member or partner of such Person, without further inquiry or investigation.
“Lease Agreement” shall mean the Lease Agreement between James Avenue and the Buyer in substantially the same form attached hereto as Exhibit A.

“Lease Option Agreement” shall mean the Lease Option Agreement between James Avenue and the Buyer in the substantially the form attached hereto as Exhibit D.
“Legal Requirement” shall mean any Federal, state, local, municipal or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.
“Material Adverse Effect” shall mean a material adverse effect on the (i) financial condition or operations of the Giordano Parties, taken as a whole or (ii) the ability of Sellers to perform its obligations under this Agreement, excluding any effect related to or resulting from (a) any event affecting the United States or global economy or capital or financial markets generally, (b) any change in conditions in the industries in which the Giordano Parties or their customers conduct business, (c) any change in any Legal Requirement or in the authoritative interpretations thereof or in regulatory guidance related thereto, (d) any earthquake or similar catastrophe, or acts of war, sabotage, terrorism, military action or any escalation or worsening thereof or (e) this Agreement, the announcement thereof and/or the transactions contemplated hereby.
“Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Entity or by any arbitrator.
“Ownership Escrow Agreement” shall mean the Ownership Escrow Agreement by and among the Sellers, the Buyer and the Escrow Agent, in substantially the same form attached hereto as Exhibit B.
“Person” shall mean any individual, partnership, joint-stock company, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity or a Governmental Entity or political subdivision thereof.
“Preferential Tipping Fee Agreement” shall mean the Preferential Tipping Fee Agreement between the Buyer and the Sellers in substantially the same form attached hereto as Exhibit C.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Sellers’ Disclosure Schedule” shall mean the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement. Disclosure of any fact or item in the Sellers’ Disclosure Schedule referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section in this Agreement, be deemed to be disclosed with respect to such other paragraph or section whether or not a specific cross-reference appears.
“Subsidiary” shall mean, with respect to any Person:
(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by such Person; and
(b) any other entity (other than a corporation), including a partnership, joint venture or limited liability company, in which the specified Person, one or more Subsidiaries thereof or the specified Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has or have at least a majority of the voting stock or other ownership interests of such entity.
“Tax Claims” shall mean any claims, actions, causes of action, liabilities, losses, damages, deficiencies, judgments, settlements, costs and expenses whatsoever (including reasonable out-of-pocket expenses and reasonable attorneys’ fees), whether or not resulting from third party claims, relating to Taxes.

“Taxes” shall mean all income, gross receipts, profits, franchise, single business, sales, use, occupation, property (including in lieu-of-taxes), capital, environmental, employment, severance, excise, workers’ compensation, social security, withholding or similar taxes or other governmental fees or charges of a similar nature, however denominated, imposed by any Federal, state, local or other political subdivision taxing authority, together with any interest, additions or penalties with respect thereto.
“Tax Return” shall mean any return, report, statement, information or other document including any amendment thereto filed or to be filed or required to be filed or supplied to any Federal, state, or local Tax authority or any other Government Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities.
“Transaction Documents” shall mean collectively this Agreement, the Lease Agreement, the Preferential Tipping Fee Agreement, the Ownership Escrow Agreement, and all other documents, instruments and certificates executed in connection with the transactions contemplated by this Agreement.
“Transaction Regulatory Approvals” shall mean all permits and approvals by the NJMC, the NJ DEP and the City of Jersey City and any other Government Entity necessary to operate the TS/MRF, including pursuant to N.J.A.C. 7:26-1 et seq. and any applicable federal laws or regulations.
Section 1.2 List of Defined Terms.
Terms	Defined in Section
Agreement	Preamble
Balance Sheet	3.3(a)
Buyer	Preamble
Buyer’s Advisors	7.2
Buyer’s Surviving Representations	11.3(a)
Closing	2.2(a)
Closing Date	2.2(a)
Cure Period	11.1(d)
Examination Notice	6.1(d)
Governmental Entity	3.7
Indemnified Party	11.4(d)
Indemnifying Party	11.4(d)
Investment Company	Recitals
NJ DEP	Recitals
NJMC	Recitals
Overlap Period Taxes	6.1(b)
Ownership Interests	2.1

Parent	Recitals
Permits	3.10
Post-Closing Taxes	6.1(b)
Pre-Closing Taxes	6.1(b)
Smentkowski	Recitals
Site	Recitals
Purchase Price	2.1
Referee	2.4(b)
Sellers	Preamble
Sellers’ Surviving Representations	11.3(a)
Selling Group	12.2(b)
Transfer Taxes	6.1(a)
Van Keuren	Recitals

Section 1.3 References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the corresponding exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any article, section, subsection or other subdivision of this Agreement are for convenience only, do not constitute any part of such article, section, subsection or other subdivision, and shall be disregarded in construing the language contained therein. The words “this Agreement”, “herein”, “hereby”, “hereunder”, and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section”, “this subsection” and words of similar import refer only to the sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.
ARTICLE II
SALE OF INTERESTS

Section 2.1 Purchase and Sale of the Ownership Interests. Buyer and Sellers hereby agree that upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions set forth herein, Sellers shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of all Encumbrances, ninety-nine percent (99%) of the membership interests in Van Keuren (the “Ownership Interest”) for a purchase price equal to one million (1,000,000) shares of common stock of the Parent, par value $0.001 per share (the “Purchase Price”).
Section 2.2 Closing.
(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before June 24, 2016 at the offices of Chiaia & Associates, LLC in Fairfield, New Jersey, or at such other time, date or place as the parties may mutually agree (hereinafter referred to as the “Closing Date”).
(b) At the Closing, Sellers shall deliver, or cause to be delivered, the following to Buyer:
(i)
the certificate contemplated by Section 10.3 hereof;
(ii)
the resignations described in Section 7.7;

(iii)
the Ownership Escrow Agreement;
(iv)
the Lease Option Agreement;
(v)           the Preferential Tipping Fee Agreement; and
(vi) all other documents required to be delivered by Sellers on or prior to the Closing Date pursuant to this Agreement.
(c) At the Closing, the Parent and Buyer shall deliver, or cause to be delivered, to Sellers:
(i)
the Purchase Price;
(ii)
the certificate contemplated by Section 9.3 hereof;
(iii)
the Ownership Escrow Agreement;
(iv)
the Lease Option Agreement;
(v)           the Preferential Tipping Fee Agreement; and
(vi) all other documents required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement.

(d) Any payments to be made to Sellers pursuant to this Section 2.2 shall be made by wire transfer of immediately available funds to such bank account or bank accounts designated by Sellers at least one Business Day prior to the Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS
RELATING TO THE GIORDANO PARTIES
Sellers hereby represents and warrants to Buyer as follows:
Section 3.1 Organization, Standing and Power. Each of the Giordano Parties is either an individual or a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite organizational power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets. Each of the Giordano Parties is qualified or licensed to do business as a foreign corporation or company and is in good standing in each jurisdiction in which ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed will not have a Material Adverse Effect.
Section 3.2 Capitalization.
(a) All of the Ownership Interests are duly authorized, validly issued, fully paid and non-assessable, and are owned by the Sellers, free and clear of all Encumbrances and any preemptive rights in respect thereto.
(b) Section 3.2(b) of the Sellers’ Disclosure Schedule sets forth (i) a true and complete list of all Subsidiaries of Van Keuren, including the name and jurisdiction of organization of each such Subsidiary, (ii) the number of issued and outstanding equity interests of each such Subsidiary and (iii) the names of the record and beneficial holders of such equity interests. All of the equity interests of each such Subsidiary are free and clean of all Encumbrances and any preemptive rights in respect thereto.

(c) There are and shall be no outstanding (i) securities convertible into or exchangeable for the equity interests of any of the Van Keuren, (ii) options, warrants or other rights to purchase or subscribe for equity interests of any of the Van Keuren, (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any equity interests of Van Keuren or any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Van Keuren or their respective property is subject to or bound or (iv) interests of any Person which would dilute Sellers’ interest in Van Keuren.
Section 3.3 Financial Statements.
(a) Sellers has delivered to Buyer the unaudited, consolidated balance sheet of Van Keuren as of September 30, 2015 (the “Balance Sheet”). The Balance Sheet fairly presents in all materials respects the financial condition of Van Keuren as of September 30, 2015. The Balance Sheet was prepared from, and is in accordance and consistent with, the accounting records of Van Keuren.
(b) Except as set forth on Section 3.3 of the Sellers’ Disclosure Schedule, Van Keuren has no any liabilities of the type required to be reflected as a liability in a balance sheet prepared in accordance with GAAP except for liabilities reflected in the Balance Sheet and liabilities incurred in the ordinary course of business since April 30, 2016.
Section 3.4 Properties of Van Keuren. Van Keuren does not own, and has never owned, any property or assets. Since its formation, the sole business of Van Keuren has been to obtain the Transaction Regulatory Approvals necessary to operate the TS/MRF.
Section 3.5 Books and Records. Since the date of its formation, the books of account, minute books, stock record books and other records of Van Keuren, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of Van Keuren contain accurate and complete records of all meetings held of, and organizational action taken by, the members, managers and/or partners of Van Keuren
Section 3.6 No Conflict or Violation; Consents and Approvals. Neither the execution and delivery of any Transaction Document by the Sellers nor the consummation of the transactions contemplated thereby by Sellers will (a) violate any provision of the organizational documents of any of Van Keuren, (b) require the consent, waiver or approval of any Federal, state, local or foreign government, or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, and administrative agencies (each a “Governmental Entity”), except for consents and approvals to be made and obtained before the Closing, including the Transaction Regulatory Approvals, and those which have been made and obtained, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any Encumbrance, license, Contract, lease, franchise, Permit or other instrument or obligation to which Van Keuren is a party or by which Van Keuren or any of its respective properties or assets may be bound or (d) violate any statute, ordinance, rule or regulation of any Governmental Entity or any Order applicable to Van Keuren or by which any of their respective properties or assets may be bound.

Section 3.7 Absence of Certain Changes. Since September 30, 2015, except as set forth on Section 3.8 of the Sellers’ Disclosure Schedule, Van Keuren has not has (a) suffered any change in its business, operations or financial position, except such changes which, in the aggregate, would not have a Material Adverse Effect or (b) conducted its business in any material respect not in the ordinary course of business.
Section 3.8 Compliance with Law. The business of Van Keuren is not being conducted in material violation of any applicable statute, ordinance, rule or regulation of any Governmental Entity or any Order. Van Keuren is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its certificate of limited partnership or certificate of formation, as the case may be, or partnership agreement or limited liability company agreement, as the case may be (or other comparable governing documents). Van Keuren is not in material default or material violation (and no event has occurred which with notice or the lapse of time or both would constitute a material default or material violation) of any term, condition or provision of any Order or statute, ordinance, rule or regulation of any Governmental Entity applicable to it.
Section 3.9 Permits. To the Knowledge of Sellers, Van Keuren has obtained or will obtain all material governmental permits, emission allowances, licenses and authorizations necessary for the conduct of its businesses as presently conducted and for the operation of the TS/MRF (the “Permits”) and is in compliance with the terms of the Permits, except where such non-compliance would not result in a termination or revocation of such Permit.
Section 3.10 Contracts.
(a) Section 3.11 of the Sellers’ Disclosure Schedule contains a complete and accurate list as of the date hereof, and Sellers has made available to Buyer true and complete copies, of all contracts and agreements to which Van Keuren is a party or otherwise bound, including any amendment, supplement and modification in respect of any of the foregoing.
(b) To the Knowledge of Sellers, (i) each of Van Keuren’s contracts is valid and binding and in full force and effect and no default (or event which with the giving of notice or passage of time or both would constitute a default) exists thereunder and (ii) Van Keuren has all contracts necessary to conduct its business as presently conducted.
(c) There are no renegotiations of any material amounts paid or payable to Van Keuren under any contracts with any Person and Van Keuren has not received written demand for such renegotiation.
Section 3.11 Litigation. Except as set forth in Section 3.12 of the Sellers’ Disclosure Schedule, there is no action, suit or proceeding pending, or, to the Knowledge of Sellers, threatened, against (i) Van Keuren or (ii) any properties or rights of Van Keuren, before any Governmental Entity.
Section 3.12 Insurance.

(a) Sellers has made available to Buyer (i) true and complete copies of all policies of insurance to which Van Keuren is a party or under which Van Keuren, or any member, manager, partner or officer of Van Keuren, is or has been covered at any time within the two years preceding the date of this Agreement.
(b) Section 3.13 of the Sellers’ Disclosure Schedule lists as of the date hereof:
(i)
current policies of insurance in effect maintained by Van Keuren;
(ii)
all obligations of Van Keuren to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided; and
(iii)
a summary of the loss experience under each policy.
Section 3.13 Environmental Matters. Except as set forth in Section 3.14 of the Sellers’ Disclosure Schedule, (a) to the Knowledge of Sellers, Van Keuren’s operations at the Site are in compliance with all applicable Environmental Laws, (b) there are no Environmental Claims against Van Keuren pending or, to the Knowledge of Sellers, threatened in writing, and (c) the Sellers have not received any notice that Van Keuren is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance.
Section 3.14 Labor and ERISA Matters. Van Keuren is not (i) a party to or bound by any collective bargaining agreement with a labor union or labor organization, (ii) a party to or bound by any Contract for the employment of any employee or (iii) the subject of any proceeding asserting that Van Keuren has committed an unfair labor practice or is seeking to compel it to bargain with any labor organization as to wages or conditions of employment. Van Keuren does not have any employees or any plans under ERISA or any similar Federal or state laws.
Section 3.15 Taxes.  Except as set forth in Section 3.16 of the Sellers’ Disclosure Schedule or as would not have a Material Adverse Effect:
(a)           (i) all Tax Returns which were required to be filed by or with respect to any of the Giordano Parties have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return is true, correct and complete, (iii) all Taxes shown on each such Tax Return have been timely paid in full, (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, and (v) all Tax withholding and deposit requirements imposed on or with respect to Van Keuren have been satisfied in full in all respects.

(b)           Van Keuren does not have in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency.
(c)           To the Knowledge of Sellers, there are no pending written proposed deficiencies or other written claims for unpaid Taxes of Van Keuren.
Section 3.16 Transactions with Affiliates. Except as disclosed in Section 3.17 of the Sellers’ Disclosure Schedule, neither Sellers nor any Affiliate of Sellers or any other partner or member of Van Keuren:
(a) has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by Van Keuren; or
(b) has any other Contract with Van Keuren.
Section 3.17 Fees and Commissions. No Person is entitled to a fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers or any of its Affiliates.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS
Sellers hereby represents and warrants to Buyer as follows:
Section 4.1 Organization, Standing and Power. The Sellers has the full power, right, capacity and authority to enter into and perform this Agreement, and the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which Sellers or Van Keuren is a party or by which Sellers or Van Keuren is bound or to which the Ownership Interests or any of the properties of Sellers or Van Keuren is subject.
Section 4.2 Authority Relative to the Transaction Documents. Sellers has all requisite authority and power to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Sellers and the consummation of the transactions contemplated thereby have been duly and validly authorized by all required action on the part of Sellers and no other proceedings on the part of Sellers, including all required approvals of Sellers, are necessary to authorize each of the Transaction Documents to which it is a party or to consummate the transactions contemplated thereby. Each of the Transaction Documents to which Sellers is a party has been duly and validly executed and delivered by Sellers and, assuming each such Transaction Document has been duly authorized, executed and delivered by each other party thereto, each such Transaction Document will constitute a valid and binding agreement of Sellers, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 4.3 No Conflict or Violation; Consents and Approvals. Neither the execution and delivery of any Transaction Document by Sellers nor the consummation of the transactions contemplated hereby by Sellers will (a) violate any provision of the certificate of formation or limited liability company agreement of Sellers, (b) require the consent, waiver or approval of any Governmental Entity except for consents and approvals to be made and obtained before the Closing, including the Transaction Regulatory Approvals, and those which have been made and obtained, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any Encumbrance, Contract, franchise, Permit or other instrument or obligation to which Sellers is a party or by which Sellers or any of its properties or assets may be bound or (d) violate any statute, ordinance, rule or regulation of any Governmental Entity or any Order applicable to Sellers or by which any of its properties or assets may be bound.
Section 4.4 Ownership of Ownership Interests. Sellers is the holder of record and owns beneficially all of the Ownership Interests, free and clear of all Encumbrances.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Sellers as follows:
Section 5.1 Organization, Standing and Power. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets.
Section 5.2 Authority Relative to the Transaction Documents. Buyer has all requisite authority and power to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Sellers and the consummation of the transactions contemplated thereby have been duly and validly authorized by all required action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize the Transaction Document to which it is a party or to consummate the transactions contemplated thereby. Each of the Transaction Documents to which Buyer is a party has been duly and validly executed and delivered by Buyer and, assuming each such Transaction Document has been duly authorized, executed and delivered by each other party thereto, each such Transaction Document will constitute a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 5.3 No Conflict or Violation; Consents and Approvals. Neither the execution and delivery of any Transaction Document by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (a) violate any provision of the constating documents of Buyer, (b) require the consent, waiver or approval of any Governmental Entity, except for consents and approvals to be made and obtained before the Closing, including the Transaction Regulatory Approvals, and those which have been made and obtained, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any Encumbrance, license, Contract, permit or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or (d) violate any statute, ordinance, rule or regulation of any Governmental Entity or Order applicable to Buyer or by which any of its properties or assets may be bound.
Section 5.4 Legal Proceedings. There are no actions, suits or proceedings pending or, to the Knowledge of Buyer, threatened against Buyer before any court, arbitrator or governmental or regulatory body or authority which would prevent or delay the consummation of the transactions contemplated by this Agreement.
Section 5.5 Investment Intent. Buyer is acquiring the Ownership Interests for its own account, for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Ownership Interests in violation of the Securities Act, other applicable Federal or state securities laws, and the rules and regulations promulgated thereunder. Buyer understands that the Ownership Interests have not been registered under the Securities Act or other applicable Federal or state securities laws, and the rules and regulations promulgated thereunder, by reason of the contemplated sale of the Ownership Interests in a transaction exempt from the registration requirements of the Securities Act and state securities laws, and the rules and regulations promulgated thereunder. Buyer is fully informed as to the applicable limitations upon any distribution or resale of the Ownership Interests under the Securities Act and other applicable Federal and state securities laws, and the rules and regulations promulgated thereunder. Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
Section 5.6 Investment Company Act. Buyer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 of the United States, as amended, or an “investment advisor” within the meaning of the Investment Company Act of 1940 of the United States, as amended.
Section 5.7 Fees and Commissions. No Person is entitled to a fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or its Affiliates.
ARTICLE VI
TAX MATTERS
Section 6.1 Tax Matters.

(a) Transfer Taxes. Buyer shall pay all sales, use, transfer, real property transfer, recording, stock transfer and other similar taxes and fees (“Transfer Taxes”), if any, arising out of or in connection with the purchase and sale of the Ownership Interests pursuant to this Agreement, and shall indemnify, defend and hold harmless Sellers with respect to any Transfer Taxes. Buyer shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes. It is expressly acknowledged by the parties hereto that this Section 6.1(a) does not relate to any Federal, state or local income taxes of any party.
(b) Indemnification. Sellers shall indemnify and hold harmless Buyer from and against any and all Tax Claims relating to Van Keuren, resulting from, arising out of or relating to: (i) any and all Taxes imposed on or incurred by Buyer relating to any taxable period ending on or prior to the Closing Date (“Pre-Closing Taxes”) and (ii) with respect to any taxable period ending on or after the Closing Date that includes the Closing Date (the “Overlap Period”), any and all Taxes imposed on or incurred by Buyer at any time attributable to the period ending on or prior to the Closing Date (“Overlap Period Taxes”). For purposes of the Overlap Period, Taxes shall be attributable to the period ending on or prior to the Closing Date: (x) in the case of any real or personal property Tax imposed on or incurred by Van Keuren, in an amount equal to the real or personal property Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period for which such real or personal property Tax is paid ending on the Closing Date and the denominator of which is the number of days in the entire period and (y) in the case of any other Taxes imposed on or incurred Van Keuren, to the extent of any Taxes imposed on or incurred by Van Keuren that would be payable if the taxable year ended on the Closing Date. Buyer shall indemnify and hold harmless Sellers from and against any and all Tax Claims relating to Van Keuren resulting from, arising out of or relating to: (i) any and all Taxes imposed on or incurred by Sellers relating to any taxable period beginning after the Closing Date (“Post-Closing Taxes”) and (ii) with respect to the Overlap Period, any and all Taxes imposed on or incurred by Sellers at any time attributable to the period following the Closing Date. Each party’s obligation to indemnify and hold harmless the other party for Taxes pursuant to this Section 6.1(b) shall exclude any penalties, fines, interest or additional charges attributable to the indemnitee’s failure to promptly notify the indemnifying party in accordance with Sections 6.1(d) and (e) hereof.
(c) Refunds. Any refund or credit of Van Keuren for Pre-Closing Taxes or Overlap Period Taxes shall be for the benefit of Sellers, and Buyer shall pay any such refund to Sellers within thirty (30) days after Van Keuren receives such refund or actually realizes the benefit of such refund or credit.
(d) Contests. Sellers and Buyer agree that, in the event Van Keuren receives notice (an “Examination Notice”) in writing of any examination, claim, settlement, proposed adjustment, administrative or judicial proceeding or other matter related to any Pre-Closing Taxes or Overlap Period Taxes, Sellers or Buyer, as the case may be, shall notify the other party in writing as soon as reasonably practical (but in no event not more than ten (10) Business Days) after receipt of such notice and Buyer shall use its best efforts to allow Sellers to control, at its own expense, all such matters; provided, Sellers notify Buyer in writing within thirty (30) Business Days following receipt or issuance by Sellers of such written notice that Sellers intends to exercise its rights pursuant to this Section 6.1(d). Buyer shall cooperate with Sellers by giving Sellers and its representatives, on prior reasonable notice, access and cooperation during normal business hours to all information, books and records pertaining to Van Keuren’s Pre-Closing Taxes and Overlap Period Taxes.

(e) Information. Sellers and Buyer will make available to each other and to any taxing authority, and will cause to be made available (if necessary), all information, records or documents relating to the liability or potential liability for Pre-Closing Taxes, Overlap Period Taxes and Post-Closing Taxes during normal business hours as reasonably requested. Sellers and Buyer will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.
(f) Proration of Income and Loss. Notwithstanding any other provisions of this Article VI, the income or loss of Van Keuren for the Tax year ending on the Closing Date shall be based upon a closing of the books as of the date immediately preceding the Closing Date, provided that if the Closing Date is other than the first day of a calendar month, then the income or loss for such month shall be prorated based upon the number of days Sellers and Buyer own the Ownership Interests during such month. For this purpose, Sellers’ period of ownership shall include the Closing Date.
(g) Tax Returns. Buyer shall be responsible for preparing and filing all Tax Returns of Van Keuren relating to Tax periods ending after the Closing Date. Sellers shall cooperate with Buyer with respect to preparing and filing such Tax Returns and shall use its commercially reasonable efforts to promptly provide all information reasonably requested by Buyer necessary to prepare and file the Tax Returns.
(h) Survival of Obligations. The obligations of the parties set forth in this Article VI shall be unconditional and absolute and shall remain in effect until the expiration of the applicable statutes of limitation.
ARTICLE VII
COVENANTS

Section 7.1 Conduct of the Business Pending the Closing. Except as contemplated by this Agreement, as set forth in Section 7.1 of Sellers’ Disclosure Schedule or with the prior written consent of Buyer, during the period from the date of this Agreement to the Closing, Sellers shall use commercially reasonable efforts to cause Van Keuren to: (i) conduct its businesses and operations in the ordinary course of business; (ii) use commercially reasonable efforts consistent therewith to preserve intact its properties, assets and business organizations and (iii) use commercially reasonable efforts to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with it in each case in the ordinary course of business.
Section 7.2 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers will, and will cause Van Keuren and their respective advisors, during normal business hours upon reasonable advance notice to (a) afford Buyer and its advisors and prospective investors and lenders (collectively, “Buyer’s Advisors”) reasonable access to Van Keuren’s personnel, properties, contracts, books and records and other documents and data, (b) furnish Buyer and Buyer’s Advisors with copies of all such contracts, books, records and other existing documents and data relating to the Giordano Parties as Buyer may reasonably request and (c) furnish Buyer and Buyer’s Advisors with such additional financial, operating, and other data and information relating to Van Keuren as Buyer may reasonably request.

Section 7.3 Consents and Approvals.
(a) Each of the parties hereto shall use commercially reasonable efforts to (i) obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement under any Federal, state, local or foreign law or regulation (including, without limitation, all of the Transaction Regulatory Approvals), (ii) prevent the entry, enactment or promulgation of any injunction or restraining Order or other Order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and (iii) effect all necessary registrations and filings (including, without limitation, filings with Governmental Entities necessary to obtain all of the Transaction Regulatory Approvals) and submissions of information requested by any Governmental Entity.
(b) Each party hereto shall promptly inform the other of any communication from the or any other Governmental Entity regarding any of the transactions contemplated hereby. If any party hereto or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated hereby, then such party shall use commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer shall advise Sellers promptly in respect of any understandings, undertakings or agreements (oral or written) that Buyer proposes to make or enter into with the or any other Governmental Entity in connection with the transactions contemplated hereby.
Section 7.4 Filings. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under any applicable Legal Requirement to the extent that such filings are necessary to consummate the transactions contemplated hereby (including, without limitation, to obtain the consents and approvals, contemplated by Section 7.3 hereof) and shall use commercially reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable Legal Requirements; provided, however that the parties agree that Sellers shall prepare and file, with Buyer’s reasonable input and cooperation, each of the filings, submissions and notifications required to obtain the Transaction Regulatory Approvals. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.
Section 7.5 Notification. Between the date of this Agreement and the Closing Date, each of Sellers and Buyer will promptly notify the other party in writing, and, the other party will promptly acknowledge receipt of such notice in writing if: (a) either party becomes aware of any fact or condition that causes or constitutes a breach of the other party’s representations and warranties in any material respect as of the date of this Agreement, or (b) if Sellers or any Giordano Party becomes aware of the occurrence of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any representation or warranty in any material respect had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Sellers’ Disclosure Schedule if the Sellers’ Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Sellers’ Disclosure Schedule specifying such change. During the same period, each Sellers and Buyer, as the case may be, will promptly notify the other party of the occurrence of any material breach of any covenant of Sellers or Buyer in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII, IX or X, impossible to fulfill. Buyer or Sellers, as the case may be, will have a period of no more than five (5) Business Days from receipt of any notice of change in the Sellers’ Disclosure Schedule pursuant to this Section 7.5 to notify the other party that it will not accept such change to the Sellers’ Disclosure Schedule or will not waive any breach of Sellers’ or Buyer’s, as the case may be, representation and warranty; provided, that in the event Buyer or Sellers, as the case may be, fails to respond, on or before the fifth (5th) Business Day since the date such notice was received then Buyer or Sellers, as the case may be, shall be deemed to have accepted such change to the Sellers’ Disclosure Schedule or waived any such breach by Sellers or Buyer, as the case may be, with respect to such representation and warranty.

Section 7.6 Further Assurances. Upon the terms and subject to the conditions herein provided, each of the parties hereto shall use commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to (a) the satisfaction of the conditions precedent to the obligations of any of the parties hereto and (b) the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.
Section 7.7 Resignation of Managers and Officers. On or before the Closing, Sellers shall cause all managers and officers of Van Keuren to deliver their written resignations to Buyer, which resignations shall be effective at the Closing. Buyer agrees that all rights to indemnification and all limitations on liability existing in favor Van Keuren’s partners, members, managers and officers as provided in such entities’ organizational documents and under applicable Legal Requirements, shall survive the Closing and continue in full force and effect.
ARTICLE VIII
CONDITIONS TO EACH PARTY’S OBLIGATIONS

The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by each of the parties, at or prior to the Closing of each of the following conditions:
Section 8.1 Regulatory Approvals. Any necessary regulatory approvals shall have been obtained.
Section 8.2 Third Party Consents. Sellers shall have obtained, at Sellers’ expense, all consents, authorizations, approvals and waivers, including those set forth on Section 8.2 of the Sellers’ Disclosure Schedule, necessary to consummation of the transactions contemplated by this Agreement except such consents which, if not obtained, would not have a Material Adverse Effect.

Section 8.3 No Injunction or Proceeding. No statute, rule, regulation, executive order, decree, or Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby.
Section 8.4 Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Buyer pursuant to Section 2.2(c) shall have been delivered.
ARTICLE IX
CONDITIONS TO SELLERS’ OBLIGATIONS

The obligations of Sellers to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Sellers, at or prior to the Closing, of each of the following conditions:
Section 9.1 Representations and Warranties of Buyer are True. The representations and warranties of Buyer contained herein qualified as to materiality or with a Material Adverse Effect qualifier shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.
Section 9.2 Performance of Buyer. Buyer shall have performed and complied in all material respects (provided that any covenant or agreement that is qualified by a materiality standard shall not be further qualified hereby) with all agreements, obligations and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing.
Section 9.3 Certificate. Buyer shall have furnished Sellers with such certificate to evidence its compliance with the conditions set forth in Sections 9.1 and 9.2 hereof as Sellers may reasonably request.
Section 9.4 Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Buyer pursuant to Section 2.2(c) shall have been delivered.
ARTICLE X
CONDITIONS TO BUYER’S OBLIGATIONS

The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Buyer, at or prior to the Closing, of each of the following conditions:

Section 10.1 Representations and Warranties of Sellers are True. The representations and warranties of Sellers contained herein qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

Section 10.2 Performance of Sellers. Sellers shall have performed and complied in all material respects (provided that any covenant or agreement that is qualified by a materiality standard shall not be further qualified hereby) with all agreements, obligations and covenants required by this Agreement to be performed or complied with by Sellers on or prior to the Closing.
Section 10.3 Certificate. Sellers shall have furnished Buyer with a certificate to evidence its compliance with the conditions set forth in Sections 10.1 and 10.2 hereof as Buyer may reasonably request.
Section 10.4 Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Sellers pursuant to Section 2.2(b) shall have been delivered.
ARTICLE XI
TERMINATION; INDEMNIFICATION

Section 11.1 Termination. This Agreement may be terminated at any time prior to the Closing:
(a) by mutual consent of Buyer and Sellers;
(b) by either Buyer or Sellers if the Closing shall not have occurred on or before the 30th day following the date of this Agreement; or
(c) by either Buyer or Sellers, if any Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby, and such Order or action shall have become final and non-appealable;
(d) by either Buyer or Sellers in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which (i) would give rise to the failure of a condition to the Closing hereunder and (ii) cannot be or has not been cured within thirty (30) days (the “Cure Period”) following receipt by the breaching party of written notice of such breach.
Notwithstanding anything in the foregoing to the contrary, a party that is in breach of this Agreement shall not be entitled to terminate this Agreement.
Section 11.2 Procedure and Effect of Termination. In the event of a termination of this Agreement pursuant to Section 11.1 hereof by one party, written notice thereof shall forthwith be given to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the transactions contemplated hereby shall be abandoned. If this Agreement is terminated as provided herein:
(a) Buyer shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other materials of Sellers relating to the transactions contemplated hereby, whether obtained before or after the execution hereof or certify the destruction thereof;

(b) all information received by Buyer with respect to the business, operations, assets or financial condition of Sellers and the Giordano Parties shall remain confidential;
(c) except as otherwise expressly set forth herein, no party to this Agreement shall have any liability hereunder to any other party, except (i) for any breach by such party of the terms and provisions of this Agreement and (ii) as stated in paragraphs (a) and (b) of this Section 11.2; and
(d) Article I, Article XII and this Section 10.2 shall survive such termination.
Section 11.3 Survival of Representations, Warranties and Covenants.
(a) Representations and warranties contained in Sections 3.1, 3.2, 4.1, 4.2 and 4.4 (such representations and warranties collectively the “Sellers’ Surviving Representations”) and Sections 5.1, 5.2, and 5.5 (such representations and warranties collectively the “Buyer’s Surviving Representations”) shall survive the Closing and remain in full force and effect indefinitely. Except as otherwise provided, all other representations and warranties contained herein shall terminate at the Closing.
(b) To the extent that such are performable after the Closing, each of the covenants and agreements contained in this Agreement shall survive the Closing indefinitely.
(c) The sole and exclusive remedy for any post-Closing breach of any representation, warranty, covenant or agreement in this Agreement shall be pursuant to Section 11.4 hereof.  UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
Section 11.4 Indemnification.
(a) From and after the Closing, Sellers shall indemnify and hold harmless, subject to the limitation set forth in this Section 11.4, Buyer from and against any Damages arising from or in connection with (i) any inaccuracy in or breach of any Sellers’ Surviving Representation, (ii) the failure of Sellers to duly perform or observe any term, provision, covenant or agreement to be performed or observed by it pursuant to this Agreement or (iii) any liabilities arising from matters identified in the Environmental Report.
(b) From and after the Closing, Buyer shall indemnify and hold harmless Sellers from and against any Damages to the extent they are the result of (i) any inaccuracy in or breach of any Buyer’s Surviving Representation or (ii) the failure of Buyer to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement.
(c) Notwithstanding anything herein to the contrary, the maximum aggregate liability of Sellers to Buyer under this Agreement shall not exceed the Purchase Price.
(d) A party seeking indemnification hereunder (an “Indemnified Party”) shall give notice to the party from which indemnification is sought (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim which might give rise to a claim for Damages, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that the Indemnified Party may participate in such defense at its own expense (unless the Indemnified Party shall have reasonably concluded, based upon a written opinion of outside counsel, that there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one separate firm of counsel shall be at the expense of the Indemnifying Party); and provided further, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder unless the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party (which consent shall not unreasonably be withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and unconditional release from all liability in respect of such claim or litigation. An Indemnified Party shall furnish such information regarding itself or the claim in question as such Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(e) Any calculation of Damages for purposes of this Section 11.4 shall be net of any insurance recovery made by the Indemnifying Party (whether paid directly to such Indemnified Party or assigned by the Indemnified Party to such Indemnified Party); provided, however, insurance proceeds will not reduce the Damages if the Indemnified Party is self-insured and to the extent of any deductible amount. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for U.S. Federal income Tax purposes.
(f) Any claim for Taxes shall be provided for exclusively in Article VI, subject to Sections 11.4(c) and (e).
ARTICLE XII
MISCELLANEOUS
Section 12.1 Waivers and Amendments. This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party or parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.
Section 12.2 Entire Agreement; Assignment. This Agreement (which term shall be deemed to include the exhibits and schedules hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement may not be assigned by any party hereto without the consent of every other party.

Section 12.3 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
Section 12.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:
(a) If to Buyer, to:
CleanTech Biofuels, Inc.
7386 Pershing Avenue
St. Louis, MO 63130
Attention: Edward P. Hennessey, Chairman and CEO
Fax: (314) 802-8675
Email: ed.hennessey@cleantechbiofuels.net

(b) if to Sellers, to:
c/o Joseph Smentkowski, Inc.
160 James Avenue
                                              Jersey City, NJ 07306
                                              Attention: Gary Giordano
Fax: (201) 420-9215
Email: ggiordano@galaxyrecycling.com

with a copy to (which shall not constitute notice):
Chiaia & Associates LLC
277 Fairfield Road, Suite 120
Fairfield, NJ 07004
Attention: John F. Chiaia
Fax: (201) 299-2540
Email: chiaialaw@gmail.com

(c) to such other address or facsimile number as a party may hereafter specify by like notice to the other party.

(d) all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a document in .pdf or similar format (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.
Section 12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws.
Section 12.6 Publicity. Sellers acknowledges that the Parent and the Buyer will make one or more public announcements relating to the transactions contemplated by this Agreement. Except as otherwise may be required by applicable law, for so long as this Agreement is in effect, Sellers shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the Buyer, which consent shall not be unreasonably withheld or delayed.
Section 12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. A facsimile, telecopy, PDF format or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device or technology pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes of this Agreement. At the request of any party, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other electronic reproduction hereof.
Section 12.8 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses; provided, however, that in the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.
Section 12.9 Affiliate Liability. Neither any direct or indirect holder of equity interests in Sellers, nor any present, past or future director, officer, employee, agent, manager, member, partner or Affiliate of Sellers or of any such holder, shall have any liability or obligation of any nature whatsoever under or in connection with this Agreement or the transaction contemplated by this Agreement, and Buyer hereby waives and releases all claims of such liability and/or obligation.

Section 12.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 12.11 Interpretation.
(a) No reference in this Agreement to “commercially reasonable efforts” shall require a Person obligated to use such efforts to incur out-of-pocket expenses or indebtedness.
(b) Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted the Agreement is of no application and is hereby expressly waived.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLERS: GARY GIORDANO By: THOMAS GIORDANO By: 25 VAN KEUREN LLC By: Name: Title:

CLEANTECH BIOFUELS, INC. By: Name: Edward P. Hennessey Title: Chairman and Chief Executive Officer

SELLERS’ DISCLOSURE SCHEDULE WITH RESPECT TO VAN KEUREN

Section 3.2(b)                                            List of All Subsidiaries:                                                                 None.

SELLERS’ DISCLOSURE SCHEDULE WITH RESPECT TO VAN KEUREN

Section 3.3                                            Liabilities:                                 See attached Balance Sheet as of April 30, 2016.

SELLERS’ DISCLOSURE SCHEDULE WITH RESPECT TO VAN KEUREN

Section 3.7	Absence of Certain Changes:	None.

Section 3.10	Contracts:	None.

Section 3.11	Litigation:	None.

Section 3.12	Insurance:	None.

Section 3.13	Environmental Matters:	None.

Section 3.15	Taxes:	None.

Section 3.16	Transactions with Affiliates:	None.

Section 7.1	Conduct of Business:	None.

Section 8.2	Third Party Consents:	None.

EXHIBIT A
FORM OF LEASE AGREEMENT
LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into and effective as of _________ __, 2016 between 160 James Avenue, LLC, a New Jersey limited liability company (the “Landlord”), and [VK Acquisition [LLC][Corp.]], a [Delaware] [limited liability company][corporation], or any subsidiary or affiliate thereof (the “Tenant”).
Landlord and Tenant agree as follows:
1. LEASE SUMMARY.
(a) Leased Premises. The leased commercial real estate consists of the real property and all improvements thereon, and commonly described as the commercial property located at 160 James Avenue, Jersey City, New Jersey 07003, on the corner of Van Keuren Avenue, also known as Block 681, Lot 7C on the tax map of the City of Jersey City in the State of New Jersey (the “Premises”).
(b) Lease Commencement Date. The term of this Lease shall be for a period of one hundred and twenty (120) months, and shall commence on [______ __, 2016], or such earlier date as provided in Section 3 (the “Commencement Date”).
(c) Lease Termination Date. The term of this Lease shall terminate at midnight on [_____ __, 2026] or such earlier or later date as provided in Section 3 (the “Termination Date”). Tenant shall have the right and option to extend this Lease as set forth in Section 3(c).
(d) Base Rent. The base monthly rent shall be $35,000 per month (“Base Rent”). Rent shall be payable at Landlord's address shown in Section 1(h) below, or such other place designated in writing by Landlord.
(e) Prepaid Rent. On or before the date that is thirty (30) days prior to the Commencement Date, Tenant shall deliver to Landlord the sum of $35,000 as prepaid rent, to be applied to the Rent due for the first month of the Lease.
(f) Security Deposit. [Upon execution of this Lease], Tenant shall deliver to Landlord the sum of $35,000 in cash to be held as a security deposit pursuant to Section 5 below.
(g) Permitted Use. The Premises shall be used for the development, construction and operation of (1) a solid waste transfer station and material recovery facility, (2) a biomass recovery process and facility, and (3) a back-end conversion process that utilizes such biomass (the “Permitted Use”). The Premises may not be used for any other purpose without the prior written consent of Landlord.

(h) Notice and Payment Addresses. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a document in a .pdf or similar format (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses:
Landlord:              160 James Avenue, LLC
3 New York Avenue
Jersey City, NJ 07307
Attn: Gary Giordano
Tel No.:                      201-866-7510
Fax No.:                      201-420-9215
Email:                      ggiordano@galaxyrecycling.com

with a copy to (which shall not constitute notice):
John Chiaia & Associates, LLC
277 Fairfield Road, Suite 120
Fairfield, NJ 07004
Attn: John F. Chiaia
Tel No.:                      201-292-4616
Fax No.:                      201-299-2540
Email:                                chiaialaw@gmail.com
Tenant:                  [VK Acquisition [LLC][Corp.]]
7385 Pershing Avenue
St. Louis, MO 63130

Attn: Edward P. Hennessey
Tel No.:                      314-802-8671
Fax No.:                      314-802-8675
Email:                      ed.hennessey@cleantechbiofuels.net

with a copy to (which shall not constitute notice):
CleanTech Biofuels, Inc.
7385 Pershing Avenue
St. Louis, MO 63130
Attn: Edward P. Hennessey
Tel No.:                      314-802-8671
Fax No.:                      314-802-8675
Email:                      ed.hennessey@cleantechbiofuels.net
2. PREMISES.
(a) Lease of Premises. Landlord leases to Tenant, and Tenant leases from Landlord the Premises upon the terms specified in this Lease.
(b) Acceptance of Premises. Except as specified elsewhere in this Lease, Landlord makes no representations or warranties to Tenant regarding the Premises, including the structural condition of the Premises or the condition of all mechanical, electrical, and other systems on the Premises. Tenant shall be responsible for performing any work necessary to bring the Premises into a condition satisfactory to Tenant. By signing this Lease, Tenant acknowledges (i) that it has had an adequate opportunity to investigate the Premises; (ii) acknowledges responsibility for making any corrections, alterations and repairs to the Premises (other than the Landlord's Work); and (iii) acknowledges that the time needed to complete any such items shall not delay the Commencement Date.
Tenant shall be deemed to have accepted the Premises in their then condition upon execution of this Lease.
(c) Tenant Improvements. Attached Exhibit A sets forth all Tenant's Work, if any, and all tenant improvements to be completed by Tenant (the “Tenant's Work”), if any, that will be performed on the Premises. Tenant shall be responsible for the design, payment and performance of all such work.
3. TERM. The term of this Lease shall commence on the Commencement Date specified in Section 1.

(a) Early Possession. If Landlord permits Tenant to possess or occupy the Premises prior to the Commencement Date specified in Section 1, then such early occupancy shall not advance the Commencement Date or the Termination Date set forth in Section 1, but otherwise all terms and conditions of this Lease shall nevertheless apply during the period of early occupancy before the Commencement Date.
(b) Delayed Possession. Landlord shall act diligently to make the Premises available to Tenant; provided, however, neither Landlord nor any agent or employee of Landlord shall be liable for any damage or loss due to Landlord's inability or failure to deliver possession of the Premises to Tenant as provided in this Lease. If possession is delayed, the Commencement Date set forth in Section 1 shall also be delayed. In addition, the Termination Date set forth in Section 1 shall be modified so that the length of the Lease term remains the same. If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the Commencement Date specified in Section 1, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after such time period ends. If Tenant gives such notice of cancellation, the Lease shall be cancelled, all prepaid rent and security deposits shall be refunded to Tenant, and neither Landlord nor Tenant shall have any further obligations to the other.
The first “lease year” shall commence on the Commencement Date and shall end on the date which is twelve (12) months from the end of the month in which the Commencement Date occurs. Each successive lease year during the initial term and any extension terms shall be twelve (12) months, commencing on the first day following the end of the preceding Lease Year. To the extent that the tenant improvements are not completed in time for the Tenant to occupy or take possession of the Premises on the Commencement Date due to the failure of Tenant to fulfill any of its obligations under this Lease, the Lease shall nevertheless commence on the Commencement Date set forth in Section 1.
(c) Option to Extend. Tenant shall have the right and option to extend the Lease for two (2) successive five (5) year terms at the rent specified in Section 1(d) and Section 4. Tenant must provide written notice to Landlord in any manner set forth in Section 1(i) at least sixty (60) days prior to the expiration of the initial term or any subsequent option period. The Base Rent for the first option period shall be $38,500 per month, and the Base Rent for the second option period shall be $42,350 per month.
4. RENT.
(a) Payment of Rent. Tenant shall pay Landlord without notice, demand, deduction, or offset, in lawful money of the United States, the monthly Base Rent stated in Section 1 in advance on or before the first day of each month during the Lease term beginning the Commencement Date, and shall also pay any other additional payments due to Landlord (“Additional Rent”), including Operating Costs (collectively the “Rent”) when required under this Lease. Payments for any partial month at the beginning or end of the Lease shall be prorated. All payments due to Landlord under this Lease, including late fees, interest and reasonable attorneys’ fees, shall also constitute Additional Rent, and upon failure of Tenant to pay any such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent.

(b) Triple Net Lease. This Lease is what is commonly called a “Net, Net, Net” or “triple-net” Lease, which means that, except as otherwise expressly provided herein, Landlord shall receive all Base Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to Base Rent, Tenant shall pay to the parties respectively entitled thereto, or satisfy directly, all Additional Rent and other impositions, insurance premiums (including insurance for environmental liabilities), repair and maintenance charges, and any other charges, costs, obligations, liabilities and expenses, which arise with regard to the Premises or may be contemplated under any other provision of the Lease during its term, except for costs and expenses expressly made the obligation of Landlord in this Lease.
(c) Late Charges; Default Interest. If any sums payable by Tenant to Landlord under this Lease are not received within ten (10) days after their due date, Tenant shall pay Landlord an amount equal to the greater of $100 or five percent (5%) of the delinquent amount for the cost of collecting and handling such late payment in addition to the amount due and as Additional Rent. All delinquent sums payable by Tenant to Landlord and not paid within ten (10) days after their due date shall, at Landlord's option, bear interest at the rate of ten percent (10%) per annum or the highest rate of interest allowable by law, whichever rate is less (the “Default Rate”). Interest on all delinquent amounts shall be calculated from the original due date to the date of payment.
(d) Less Than Full Payment. Landlord's acceptance of less than the full amount of any payment due from Tenant shall not be deemed an accord and satisfaction or compromise of such payment unless Landlord specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Landlord claims. Any portion that remains to be paid by Tenant shall be subject to the late charges and default interest provisions of this Section 4.
5. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deliver to Landlord the security deposit specified in Section 1 above. Landlord's obligations with respect to the security deposit are those of a debtor and not of a trustee, and Landlord may commingle the security deposit with its other funds. If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of Rent, Landlord may apply all or any part of the security deposit to the payment of any sum in default and any damage suffered by Landlord as a result of Tenant's breach. Tenant acknowledges, however, that the security deposit shall not be considered as a measure of Tenant's damages in case of default by Tenant, and any payment to Landlord from the security deposit shall not be construed as a payment of liquidated damages for Tenant's default. If Landlord applies the security deposit as contemplated by this Section, Tenant shall, within ten (10) days after written demand therefore by Landlord, deposit with Landlord the amount so applied. If Tenant complies with all of the covenants and conditions of this Lease throughout the Lease term, the security deposit shall be repaid to Tenant without interest within thirty (30) days after the surrender of the Premises by Tenant in the condition required hereunder by Section 11 of this Lease.

6. USES. The Premises shall be used only for the Permitted Use specified in Section 1 above, and for no other business or purpose without the prior written consent of Landlord. No act shall be done on or around the Premises that is unlawful or that will increase the existing rate of insurance on the Premises, or cause the cancellation of any insurance on the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant shall not do or permit anything to be done on the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Premises, or their employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees or to injure or annoy such persons.
7. COMPLIANCE WITH LAWS. Tenant shall not cause or permit the Premises to be used in any way that violates any law, ordinance, or governmental regulation or order. Landlord represents to Tenant that, as of the Commencement Date, to Landlord's knowledge, but without duty of investigation, and with the exception of any Tenant's Work, the Premises comply with all applicable laws, rules, regulations, or orders, including without limitation, the Americans With Disabilities Act, if applicable, and Landlord shall be responsible to promptly cure at its sole cost any noncompliance which existed on the Commencement Date. Tenant shall be responsible for complying with all laws applicable to the Premises as a result of the Permitted Use, and Tenant shall be responsible for making any changes or alterations as may be required by law, rule, regulation or order for Tenant's Permitted Use at its sole cost and expense. Otherwise, if changes or alterations are required by rule, law, regulation, or order unrelated to the Permitted Use, Landlord shall make changes and alterations at its own expense.
8. UTILITIES. Landlord shall not be responsible for providing any utilities to the Premises and shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of utilities due to any cause whatsoever, and rent shall not abate as a result thereof, except to the extent due to the intentional misconduct or gross negligence of Landlord. Tenant shall be responsible for determining whether available utilities and their capacities will meet Tenant's needs. Tenant shall install and connect, if necessary, and directly pay for all water, sewer, gas, janitorial, electricity, garbage removal, heat, telephone, and other utilities and services used by Tenant on the Premises during the term, whether or not such services are billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, all necessary permits, licenses or other authorizations required for the lawful and proper installation, maintenance, replacement, and removal on or from the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying all utilities or services to the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, shall join with Tenant in any reasonable applications required for obtaining or continuing such utilities or services.
9. TAXES. Tenant shall pay all Taxes (defined below) applicable to the Premises during the Lease term. All payments for Taxes shall be made at least five (5) days prior to their due date. Tenant shall promptly furnish Landlord with satisfactory evidence that Taxes have been paid. If any Taxes paid by Tenant cover any period of time before or after the expiration of the term, Tenant's share of those Taxes paid will be prorated to cover only the period of time within the tax fiscal year during which this Lease was in effect, and promptly reimburse or credit Tenant to the extent required. If Tenant fails to timely pay any Taxes, Landlord may pay them, and Tenant shall repay such amount to Landlord upon demand. Landlord may also elect to pay all such Taxes directly to the appropriate taxing authorities and receive reimbursement thereof from Tenant within ten (10) days after invoice, either of the full amount paid or at Landlord's election in equal monthly installments.

The term “Taxes” shall mean: (i) any form of tax or assessment imposed on the Premises by any authority, including any city, county, state or federal government, or any improvement district, as against any legal or equitable interest of Landlord or Tenant in the Premises or in the real property of which the Premises are a part, or against rent paid for leasing the Premises; and (ii) any form of personal property tax or assessment imposed on any personal property, fixtures, furniture, tenant improvements, equipment, inventory, or other items, and all replacements, improvements, and additions to them, located on the Premises, whether owned by Landlord or Tenant. “Taxes” shall exclude any net income tax imposed on Landlord for income that Landlord receives under this Lease.
Tenant may, upon reasonable prior notice to Landlord, contest the amount or validity, in whole or in part, of any Taxes at its sole expense, only after paying such Taxes or posting such security as Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of any such proceedings, Tenant shall pay the amount of such Taxes or part of such Taxes as finally determined, together with any costs, fees, interest penalties, or other related liabilities. Landlord shall reasonably cooperate with Tenant in contesting any Taxes, provided Landlord incurs no expense or liability in doing so.
10. ALTERATIONS. Tenant may make alterations, additions or improvements to the Premises, including any Tenant Work identified on attached Exhibit B (the “Alterations”), only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord shall have ten (10) days in which to respond to Tenant's request for any Alterations so long as such request includes the name of Tenant's contractors and reasonably detailed plans and specifications therefore. The term “Alterations” shall not include the installation of shelves, movable partitions, Tenant's equipment, and trade fixtures that may be performed without damaging existing improvements or the structural integrity of the Premises, and Landlord's consent shall not be required for Tenant's installation or removal of those items. Tenant shall perform all work at Tenant's expense and in compliance with all applicable laws. Tenant shall pay, when due, or furnish a bond for payment (as set forth in Section 18) all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen’s' liens against the Premises or any interest therein. Tenant shall remove all Alterations at the end of the Lease term unless otherwise agreed to in writing by the Tenant and Landlord. Tenant shall repair any damage to the Premises caused by removal of Alterations.
11. REPAIRS AND MAINTENANCE; SURRENDER. Tenant shall, at its sole expense, maintain the entire Premises in good condition and promptly make all repairs and replacements, whether structural or non-structural, necessary to keep the Premises in safe operating condition, including all utilities and other systems serving the Premises. Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for any repairs to the Premises made necessary by the negligence or willful misconduct of Landlord or its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees therein. If Tenant fails to perform Tenant's obligations under this Section, Landlord may at Landlord's option enter upon the Premises after thirty (30) days' prior notice to Tenant and put the same in good order, condition and repair and the cost thereof together with interest thereon at the default rate set forth in Section 4 shall be due and payable as Additional Rent to Landlord together with Tenant's next installment of Base Rent. Upon expiration of the Lease term, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises, together with all keys, to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear and insured casualty excepted.

12. ACCESS AND RIGHT OF ENTRY. After forty-eight (48) hours' notice from Landlord (except in cases of emergency, when no notice shall be required), Tenant shall permit Landlord and its agents, employees and contractors to enter the Premises at all reasonable times to make repairs, inspections, alterations or improvements, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and enjoyment of the Premises. This Section shall not impose any repair or other obligation upon Landlord not expressly stated elsewhere in this Lease. After reasonable notice to Tenant, Landlord shall have the right to enter the Premises for the purpose of (a) showing the Premises to prospective purchasers or lenders at any time, and to prospective tenants within one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term; and (b) for posting “for lease” signs within one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.
13. SIGNAGE. Tenant shall obtain Landlord's written consent, which consent shall not be unreasonably withheld, as to the size, location, materials, method of attachment, and appearance, before installing any signs upon the Premises. Tenant shall install any approved signage at Tenant's sole expense and in compliance with all applicable laws. Tenant shall not damage or deface the Premises in installing or removing signage and shall repair any injury or damage to the Premises caused by such installation or removal.
14. DESTRUCTION OR CONDEMNATION.
(a) Damage and Repair. If the Premises are partially damaged but not rendered untenantable, by fire or other insured casualty, then Landlord shall diligently restore the Premises to the extent required below and this Lease shall not terminate. The Premises shall not be deemed untenantable if twenty-five percent (25%) or less of the Premises are damaged. If insurance proceeds are available to Landlord but are not sufficient to pay the entire cost of restoring the Premises, or if Landlord's lender shall not permit all or any part of the insurance proceeds to be applied toward restoration, then Landlord may elect to terminate this Lease and keep the insurance proceeds, by notifying Tenant within sixty (60) days of the date of such casualty.

If the Premises are entirely destroyed, or partially damaged and rendered untenantable, by fire or other casualty, Landlord may, at its option (a) terminate this Lease as provided herein, or (b) restore the Premises to their previous condition to the extent required below; provided, however, if such casualty event occurs during the last six (6) months of the Lease term (after considering any option to extend the term timely exercised by Tenant) then either Tenant or Landlord may elect to terminate the Lease. If, within sixty (60) days after receipt by Landlord from Tenant of written notice that Tenant deems the Premises untenantable, Landlord fails to notify Tenant of its election to restore the Premises, or if Landlord is unable to restore the Premises within six (6) months of the date of the casualty event, then Tenant may elect to terminate the Lease upon twenty (20) days' written notice to Landlord unless Landlord, within such twenty (20) day period, notifies Tenant that it will in fact restore the Premises or actually completes such restoration work. If Landlord restores the Premises under this Section 14, Landlord shall proceed with reasonable diligence to complete the work, and the base monthly rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole Premises, provided that there shall be a rent abatement only if the damage or destruction of the Premises did not result from, or was not contributed to directly or indirectly by the act, fault or gross negligence of Tenant, or Tenant's employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Premises. Landlord shall have no obligation to carry insurance of any kind for the protection of Tenant or any alterations or improvements paid for by Tenant; any Tenant Improvements identified in Exhibit C (regardless of who may have completed them); Tenant's furniture; or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord's restoration obligations hereunder shall not include any obligation to repair any damage thereto or replace the same.
(b) Condemnation. If the Premises are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Lease shall automatically terminate as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises and all Rents and other payments shall be paid to that date. If the condemning authority takes a portion of the Premises that does not render the Premises untenantable, then this Lease shall continue in full force and effect and the base monthly rent shall be equitably reduced based on the proportion by which the floor area of any structures is reduced The reduction in Rent shall be effective on the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. Landlord shall be entitled to the entire award from the condemning authority attributable to the value of the Premises and Tenant shall make no claim for the value of its leasehold. Tenant shall be permitted to make a separate claim against the condemning authority for moving expenses, provided that in no event shall Tenant's claim reduce Landlord's award.
15. INSURANCE.
(a) Tenant's Liability Insurance. During the Lease term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements. This policy shall name Landlord, its property manager (if any), and other parties designated by Landlord as additional insureds using an endorsement form acceptable to Landlord, and shall insure Tenant's activities and those of Tenant's employees, officers, agents, servants, contractors, customers, clients, visitors, guests or other licensees or invitees with respect to the Premises against loss, damage or liability for personal injury or bodily injury (including death) or loss or damage to property with a combined single limit of not less than $2,000,000, and a deductible of not more than $10,000. Tenant's insurance will be primary and noncontributory with any liability insurance carried by Landlord.

(b) Tenant's Property Insurance. During the Lease term, Tenant shall pay for and maintain special form clauses of loss coverage property insurance (with coverage for earthquake if required by Landlord's lender and, if the Premises are situated in a flood plain, flood damage) for all of Tenant's personal property, fixtures and equipment in the amount of their full replacement value, with a deductible of not more than $10,000.
(c) Miscellaneous. Tenant's insurance required under this Section shall be with companies rated A-/VII or better in Best's Insurance Guide, and which are admitted in the state in which the Premises are located. No insurance policy shall be cancelled or reduced in coverage and each such policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord upon commencement of the Lease and from time to time thereafter, copies of the insurance policies or evidence of insurance and copies of endorsements required by this Section. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease. If Tenant fails to acquire or maintain any insurance or provide any policy or evidence of insurance required by this Section, and such failure continues for three (3) days after notice from Landlord, Landlord may, but shall not be required to, obtain such insurance for Landlord's benefit and Tenant shall reimburse Landlord for the costs of such insurance upon demand. Such amounts shall be Additional Rent payable by Tenant hereunder and in the event of non-payment thereof, Landlord shall have the same rights and remedies with respect to such non-payment as it has with respect to any other non-payment of rent hereunder.
(d) Waiver of Subrogation. Landlord and Tenant hereby release each other and any other tenant, their agents or employees, from responsibility for, and waive their entire claim of recovery for any loss or damage arising from any cause covered by property insurance required to be carried or otherwise carried by each of them. Each party shall provide notice to the property insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective property insurance carriers to waive all rights of subrogation against the other. This waiver shall not apply to the extent of the deductible amounts to any such property policies or to the extent of liabilities exceeding the limits of such policies.
(e) Tenant’s Additional Insurance. In addition to the insurance described above, throughout the Term and any and all renewal terms, Tenant shall obtain the following insurance:
(i)           property insurance insuring the buildings and improvements located on the Premises at the commencement of the Term and thereafter erected thereon or therein, including all alterations, additions and improvements thereto, against loss or damage by fire with standard “all risk” special form (or its equivalent) coverage for the repair/replacement of the improvements consistent with standard commercial practices, including ordinance or law changes, and increased cost of construction, and for an amount based upon the replacement value of the existing buildings (exclusive of footings and foundations) as reasonably determined by Landlord's insurance agent or carrier;

(ii)            environmental insurance insuring against Landlord’s risk and property damage due to discharges by Tenant on and off-site; and
(iii)           a policy of commercial general liability insurance in limits not less than One Million Dollars ($1,000,000) for death of or injury to any one person, One Million Dollars ($1,000,000) for injury to property, and Five Million Dollars ($5,000,000) for any one occurrence. Landlord shall be named as an additional insured on Tenant's commercial general liability policy. The limits of such coverage may include umbrella coverage maintained by Tenant. Landlord shall have the right to require that the limits as provided in this clause (iii) be increased no more often than once every ten years (or prior to any renewal term) to reflect the limits then maintained by Tenant under similar commercial leases in the geographical area.
(f) Additional Insurance Requirements. The insurance to be maintained by Tenant and pursuant to this Article Fifteenth shall:
(i)           be issued by such insurance companies duly licensed and authorized to do business in the State of New Jersey;
(ii)           comply with any changes in requirements applicable to the Leased Premises or the Improvements by the applicable Fire Insurance Rating Organization, or any similar body, or by statute;
(iii)           with respect to the insurance maintained pursuant to subparagraph (a) above, provide that the respective interests of Landlord and the holder of any Leasehold Mortgagee(s) shall not be subject to cancellation by reason of any act or omission of Tenant without the insurer giving Landlord prior written notice;
(iv)           also name Landlord, any fee mortgagee(s), if any, and any leasehold mortgagee(s), as their interests may appear; and
(v)           provide that, subject to the right of any first leasehold mortgagee whose interest may be covered by said policy or policies, that the loss, if any, under any such policies shall be adjusted and paid by the insurance company or companies as provided in Section 15.6.

15.2                       Evidence of Insurance. No later than the Commencement Date, Tenant shall deliver to Landlord certificates of the insurance required under Sections 15.1(a) and 15.1(b). All premiums and charges for all of said policies shall be paid by Tenant. Tenant shall provide Landlord with a certificate evidencing Tenant maintenance of the insurance required pursuant to Sections 15.1(a) and 15.1(b) not less than two (2) days prior to the expiration dates of such insurance.
15.3                       Payment of Premiums. All premiums and charges for all of said policies shall be paid by Tenant, and if Tenant shall fail to make any such payment when due, or shall fail to carry any such policy, and such failure shall not be rectified within thirty (30) days after Tenant receives Notice of same from Landlord, then Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon at the Default Rate, shall be repaid to Landlord by Tenant as additional rent on demand and all such amounts so repayable, together with such interest, shall be considered as additional rent payable hereunder, for the collection of which Landlord shall have all of the remedies herein or by law provided for the collection of rent. Payment by Landlord of any such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto.
15.4                       Renewals. Prior to the expiration of each such policy, Tenant shall pay the premiums for renewal insurance and prior to said expiration shall deliver to Landlord a certificate of such insurance; and if such certificate shall not be so delivered, Landlord may (after first having given Tenant Notice of Landlord's intention to do so) procure and/or pay therefor, and the amounts so paid by Landlord with interest thereon at the Prime Rate from the date of payment shall become due and payable by Tenant as additional rent with the next installment of Rent which shall become due after such payment by Landlord; and payment by Landlord of any such premium shall not be deemed to waive or release the default in payment thereof by Tenant, or the right of Landlord to take such action as may be permissible hereunder, as in the case of default in the payment of Rent.
15.5                       Compliance with Insurance Policies. Tenant shall not violate or permit to be violated any of the conditions or provision of any such policy, and Tenant shall so perform and satisfy the commercially reasonable requirements of the companies writing such policies.
15.6                       Application of Insurance Proceeds. The proceeds of the property insurance to be maintained pursuant to Sections 15.1(b) and 15.1(e)(i) shall be disbursed as follows:
(a)           the first One Million Dollars ($1,000,000) (from each policy if more than one) shall be paid to Tenant and used, applied and paid solely for the repair and restoration of the damage to the improvements on the Leased Premises; or
(b)           amounts in excess of said One Million Dollars ($1,000,000) shall be paid to and deposited with a bank or trust company in the State of New Jersey, of Tenant's selection, having assets in excess of $1,000,000,000.00 as insurance trustee (hereinafter referred to as the "Depositary") which shall hold, apply, and make available the proceeds of such insurance, subject to the rights of any leasehold mortgagee(s), to the cost of repair of the damage and replacement or rebuilding of the Improvements as more particularly hereafter provided in Subsections 15.11 through 15.14 of this Lease.

15.7                       Subrogation. All insurance policies carried by either party covering the Premises, including, but not limited to property insurance, to the extent obtainable without extra cost, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. Both Landlord and Tenant waive any and all rights of recovery, claim, action or cause of action, against the other, their agents, officers, directors and employees for any loss or damage that may occur to the Leased Premises, the contents thereof, or any improvements thereto, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard fire and extended coverage insurance policy or policies, regardless of cause or origin, including the negligence of Tenant or Landlord as the case may be, their agents, officers and employees. Nothing in this Section 15.8 shall be construed, however, to obligate Landlord to carry any such policy of insurance.
15.8                       Credit for Landlord Proceeds. In the event Landlord receives any rent insurance proceeds under a policy, Tenant shall be credited therefor as payments made to Landlord on account of Fixed Net Rent and additional rent payable by Tenant.
15.9                       Landlord’s Cooperation. Landlord shall cooperate with Tenant in Tenant’s obtaining a policy of leasehold title insurance, at Tenant’s option.
15.10 Fire or other Casualty. If the Improvements now or hereafter erected upon the Premises during the Term shall be destroyed or damaged in whole or in part by fire, or as a result directly or indirectly of war, or by act of God, or occurring by reason of any causes whatsoever, Tenant covenants that Tenant shall give prompt Notice thereof to Landlord, and Tenant at its own cost and expense, shall promptly repair, replace and rebuild the same, at least to the extent of the value and as nearly as practicable to the character of the Improvements existing immediately prior to such occurrence, with such changes as may be proposed and approved by Landlord, which approval will not be unreasonably withheld. Such repairs, replacements or rebuilding shall be made by Tenant, as aforesaid, and in accordance with the following terms and conditions:
(a)           the same shall be made in accordance with plans and specifications therefor if required by law, subject, however to preparation by a licensed architect retained at the expense of Tenant;
(b)           before commencing any such work, said plans and specifications and application for all permits shall be filed and approved by all municipal or other governmental departments or authorities having jurisdiction thereof and a firm estimate for the cost of such repairs or restoration shall be obtained;
(c)           before commencing any such work, Tenant shall, at its own cost and expense, deliver to Landlord appropriate endorsements to be attached to and made part of the fire and liability policies more particularly described in this Article Fifteen. Said endorsements shall cover all of the risks concerned during the course of such work and shall be in form and content reasonably satisfactory to Landlord.

(d)           such work shall be commenced within one hundred twenty (120) days after settlement shall have been made with the insurance companies and the insurance monies shall have been turned over to Tenant or Depositary as provided in this Article Fifteen and the necessary governmental approvals, as herein provided for, shall have been obtained, and such work shall be completed within a reasonable time, due regard being given to conditions, free and clear of all liens and encumbrances and in accordance with said plans and specifications;
(e)           at least ten (10) days before commencing such work Tenant shall notify Landlord of Tenant's intention to commence the same, and Tenant shall pay the increased premiums, if any, charged by the insurance companies carrying insurance on said building, to cover the additional risk during the course of such work.
15.11                       Depositary. The Depositary shall, provided this Lease shall then be in full force and effect, apply the net proceeds of any insurance deposited with it to the payment of the cost of such repairing or rebuilding as the same progresses, payments to be made promptly against properly certified vouchers of a competent architect in charge of the work selected by Tenant. The Depositary shall promptly advance out of such insurance proceeds toward each payment to be made by or on behalf of Tenant, an amount which shall bear the same proportion to such payment as the whole amount received by the Depositary shall bear to the total estimated cost of the repairing or rebuilding except, however, that the Depositary shall withhold from each amount so to be paid by it ten (10%) percent thereof until the work of repairing or rebuilding shall have been completed with a Certificate of Occupancy issued, and proof furnished that no lien or liability has attached or will attach to the Leased Premises, the Improvements, or to Landlord in connection with such repairing or rebuilding. Provided that Tenant is not the First Leasehold Mortgagee or another Institutional Lender, or a "related company" (as hereafter defined) with respect to the First Leasehold Mortgagee or another Institutional Lender, then if the total estimated cost of the repairs or rebuilding shall exceed the amount of the net proceeds of such insurance received by the Depositary, the Depositary shall require of Tenant that, before such repairing or rebuilding be commenced, the Depositary be secured by a surety bond or cash equal to the amount of the excess of such estimated cost over the net insurance proceeds as security for the due completion, within a reasonable time, of such repairs or rebuilding. The total cost of all such rebuilding shall, at all events, be borne by Tenant without any contribution thereto by Landlord, but nothing herein contained shall be deemed to obligate any first leasehold mortgagee or any lender or any related company to advance monies in excess of the insurance proceeds for the purpose of repairs or rebuilding. If the insurance proceeds shall exceed the cost of such repairs or rebuilding, the balance remaining after payment to the cost of such repairs or rebuilding shall be paid over and belong to Tenant.
15.12                       Commencement of Repairs. If the work of repairing, replacing or rebuilding said damaged or destroyed Improvements shall not have been commenced within the one hundred twenty (120) day period provided for in subsection (d) of Section 15.11 hereof, or if such work, after commencement shall not diligently proceed, unless such work is delayed by strikes, lockouts, labor disputes or other causes unavoidable or reasonably beyond the control of Tenant, Landlord shall have the right to terminate this Lease and the term thereof by giving Tenant not less than thirty (30) days' written Notice of its intention so to do, and upon the expiration of the date fixed in such Notice, if such work shall not have been commenced and the other conditions hereof complied with, or if after commencement such work shall not diligently proceed, this Lease, and the Term hereby granted, shall wholly cease and expire and the insurance proceeds received and receivable under any and all policies of insurance shall be retained by Landlord without claim thereon by Tenant, but subject to the right of any Leasehold Mortgagee to obtain and use such proceeds to perform such work either on behalf of Tenant or as the Tenant of a new lease entered into pursuant to Section 17 herein but Tenant shall continue to be liable.

15.13                       No Termination. Except as provided in Section 15.11 or 15.13 hereof, this Lease shall not terminate or be affected in any manner by reason of the destruction or damage in whole or in part of the Improvements, now or hereafter standing or erected on the Premises, or by reason of the untenantability of the Improvements or the Premises and the Rent reserved in this Lease as well as all other charges payable hereunder, to the extent that the same are not covered by and paid pursuant to rent insurance, the premiums for which policy are paid for by anyone other than Landlord, shall be paid by Tenant in accordance with the terms, covenants and conditions of this Lease, without abatement, diminution or reduction.
16. INDEMNIFICATION.
(a) Indemnification by Tenant. Tenant shall defend, indemnify, and hold Landlord and its property manager, if any, harmless against all liabilities, damages, costs, and expenses, including attorneys' fees, for personal injury, bodily injury (including death) or property damage arising from any negligence or wrongful act or omission of Tenant or Tenant's employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other.
(b) Indemnification by Landlord. Landlord shall defend, indemnify and hold Tenant harmless against all liabilities, damages, costs, and expenses, including attorneys' fees, for personal injury, bodily injury (including death) or property damage arising from any negligent or wrongful act or omission of Landlord or Landlord's employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees on or around the Premises, or arising from any breach of this Lease by Landlord. Landlord shall use legal counsel reasonably acceptable to Tenant in defense of any action within Landlord's defense obligation.
(c) Waiver of Immunity. Landlord and Tenant each specifically and expressly waive any immunity that each may be granted under the laws of the State of New Jersey. Neither party's indemnity obligations under this Lease shall be limited by any limitation on the amount or type of damages, compensation, or benefits payable to or for any third party under any other New Jersey law.

(d) Exemption of Landlord from Liability. Except to the extent of claims arising out of Landlord's gross negligence or intentional misconduct, Landlord shall not be liable for injury to Tenant's business or assets or any loss of income therefrom or for damage to any property of Tenant or of its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees, or any other person in or about the Premises.
(e) Survival. The provisions of this Section 16 shall survive expiration or termination of this Lease.
17. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease (collectively referred to as a “Transfer”) or any part of the Premises, without first obtaining Landlord's written consent which shall not be unreasonably withheld, conditioned, or delayed. No Transfer shall relieve Tenant of any liability under this Lease notwithstanding Landlord's consent to such Transfer, unless such relief is consented to by the Landlord.
(b) As a condition to Landlord's approval, if given, any potential assignee or sublessee otherwise approved by Landlord shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant and any guarantor, if required, for the payment of Rent and performance of all terms of this Lease. In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption agreement or documents.
(c) If Landlord does not consent to a Transfer, then Tenant may terminate this Lease upon thirty (30) days written notice to Landlord. If Tenant terminates this Lease pursuant to this Section 17, Tenant shall have no further obligations under this Lease as of such termination date.
18. LIENS. Tenant is not authorized to subject the Landlord's assets to any liens or claims of lien. Tenant shall keep the Premises free from any liens created by or through Tenant. Tenant shall indemnify and hold Landlord harmless from liability for any such liens including, without limitation, liens arising from any Alterations. If a lien is filed against the Premises by any person claiming by, through or under Tenant, Tenant shall, within 10 days after Landlord's demand, at Tenant's expense, either remove the lien or furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord and the Premises against all liabilities, costs and expenses, including attorneys' fees, which Landlord could reasonably incur as a result of such lien.
19. DEFAULT. The following occurrences shall each constitute a default by Tenant (an “Event of Default”):
(a) Failure To Pay. Failure by Tenant to pay any sum, including Rent, due under this Lease following ten (10) days' notice from Landlord of the failure to pay.
(b) Insolvency. Tenant's insolvency or bankruptcy (whether voluntary or involuntary), or appointment of a receiver, assignee or other liquidating officer for Tenant's business; provided, however, that in the event of any involuntary bankruptcy or other insolvency proceeding, the existence of such proceeding shall constitute an Event of Default only if such proceeding is not dismissed or vacated within sixty (60) days after its institution or commencement.

(c) Levy or Execution. The taking of Tenant's interest in this Lease or the Premises, or any part thereof, by execution or other process of law directed against Tenant, or attachment of Tenant's interest in this Lease by any creditor of Tenant, if such attachment is not discharged within fifteen (15) days after being levied.
(d) Other Non-Monetary Defaults. The breach by Tenant of any agreement, term or covenant of this Lease other than one requiring the payment of money and not otherwise enumerated in this Section or elsewhere in this Lease, which breach continues for a period of thirty (30) days after notice by Landlord to Tenant of such breach.
(e) Failure to Take Possession. Failure by Tenant to take possession of the Premises on the Commencement Date or failure by Tenant to commence any Tenant's Work in a timely fashion. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event less than fifteen (15) days after notice by Tenant to Landlord. If Landlord fails to cure any such default within the allotted time, Tenant's sole remedy shall be to seek actual money damages (but not consequential or punitive damages) for loss arising from Landlord's failure to discharge its obligations under this Lease. Nothing herein contained shall relieve Landlord from its duty to perform of any of its obligations to the standard prescribed in this Lease. Any notice periods granted herein shall be deemed to run concurrently with and not in addition to any default notice periods required by law.
20. REMEDIES. Landlord shall have the following remedies upon an Event of Default. Landlord's rights and remedies under this Lease shall be cumulative, and none shall exclude any other right or remedy allowed by law:
(a) Termination of Lease. Landlord may terminate Tenant's interest under the Lease, but no act by Landlord other than notice of termination from Landlord to Tenant shall terminate this Lease. The Lease shall terminate on the date specified in the notice of termination. Upon termination of this Lease, Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums that would have been owing by Tenant under this Lease for the balance of the Lease term, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all of Landlord's Reletting Expenses (as defined below). Landlord shall be entitled to either collect damages from Tenant monthly on the days on which rent or other amounts would have been payable under the Lease, or alternatively, Landlord may accelerate Tenant's obligations under the Lease and recover from Tenant: (i) unpaid rent which had been earned at the time of termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Tenant proves could reasonably have been avoided; (iii) the amount by which the unpaid rent for the balance of the term of the Lease after the time of award exceeds the amount of rent loss that Tenant proves could reasonably be avoided (discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%); and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease, or which in the ordinary course would be likely to result from the Event of Default, including without limitation Reletting Expenses described in Section 20(b) below.

(b) Re-Entry and Reletting. Landlord may continue this Lease in full force and effect, and without demand or notice, re-enter and take possession of the Premises or any part thereof, expel the Tenant from the Premises and anyone claiming through or under the Tenant, and remove the personal property of either. Landlord may relet the Premises, or any part of them, in Landlord's or Tenant's name for the account of Tenant, for such period of time and at such other terms and conditions as Landlord, in its discretion, may determine. Landlord may collect and receive the rents for the Premises. To the fullest extent permitted by law, the proceeds of any reletting shall be applied: first, to pay Landlord all Reletting Expenses (defined below); second, to pay any indebtedness of Tenant to Landlord other than rent; third, to the rent due and unpaid hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue. Re-entry or taking possession of the Premises by Landlord under this Section shall not be construed as an election on Landlord's part to terminate this Lease, unless a notice of termination is given to Tenant. Landlord reserves the right following any re-entry or reletting, or both, under this Section to exercise its right to terminate the Lease. Tenant will pay Landlord the Rent and other sums which would be payable under this Lease if repossession had not occurred, less the net proceeds, if any, after reletting the Premises and after deducting Landlord's Reletting Expenses. “Reletting Expenses” is defined to include all expenses incurred by Landlord in connection with reletting the Premises, including without limitation, all repossession costs, brokerage commissions and costs for securing new tenants, attorneys' fees, remodeling and repair costs, costs for removing persons or property, costs for storing Tenant's property and equipment, and costs of tenant improvements and rent concessions granted by Landlord to any new Tenant, prorated over the life of the new lease.
(c) Waiver of Redemption Rights. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, hereby waives and surrenders all rights and privileges which they may have under any present or future law, to redeem the Premises or to have a continuance of this Lease for the Lease term, or any extension thereof.
(d) Nonpayment of Additional Rent. All costs which Tenant is obligated to pay to Landlord pursuant to this Lease shall in the event of nonpayment be treated as if they were payments of Rent, and Landlord shall have the same rights it has with respect to nonpayment of Rent.
(e) Failure to Remove Property. If Tenant fails to remove any of its property (other than any buildings) from the Premises at Landlord's request following an uncured Event of Default, Landlord may, at its option, remove and store the property at Tenant's expense and risk. If Tenant does not pay the storage cost within ten (10) days of Landlord's request, Landlord may, at its option, have any or all of such property sold at public or private sale (and Landlord may become a purchaser at such sale), in such manner as Landlord deems proper, without notice to Tenant. Landlord shall apply the proceeds of such sale: (i) to the expense of such sale, including reasonable attorneys' fees actually incurred; (ii) to the payment of the costs or charges for storing such property; (iii) to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and (iv) the balance, if any, to Tenant. Nothing in this Section shall limit Landlord's right to sell Tenant's personal property as permitted by law or to foreclose Landlord's lien for unpaid rent.

21. MORTGAGE SUBORDINATION AND ATTORNMENT. This Lease shall automatically be subordinate to any mortgage or deed of trust created by Landlord which is now existing or hereafter placed upon the Premises including any advances, interest, modifications, renewals, replacements or extensions (“Landlord's Mortgage”). Tenant shall attorn to the holder of any Landlord's Mortgage or any party acquiring the Premises at any sale or other proceeding under any Landlord's Mortgage provided the acquiring party assumes the obligations of Landlord under this Lease. Tenant shall promptly and in no event later than thirty (30) days after request execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may reasonably require as further evidence of this subordination and attornment. Notwithstanding the foregoing, Tenant's obligations under this Section to subordinate in the future are conditioned on the holder of each Landlord's Mortgage and each party acquiring the Premises at any sale or other proceeding under any such Landlord's Mortgage not disturbing Tenant's occupancy and other rights under this Lease, so long as no uncured Event of Default by Tenant exists.
22. NON-WAIVER. Landlord's waiver of any breach of any provision contained in this Lease shall not be deemed to be a waiver of the same provision for subsequent acts of Tenant. The acceptance by Landlord of Rent or other amounts due by Tenant hereunder shall not be deemed to be a waiver of any previous breach by Tenant.
23. HOLDOVER. If Tenant shall, without the written consent of Landlord, remain in possession of the Premises and fail to return them to Landlord after the expiration or termination of the term, the tenancy shall be a holdover tenancy and shall be on a month-to-month basis, which may be terminated according to the laws of the State of New Jersey. During such tenancy, Tenant agrees to pay to Landlord 125% of the rate of rental last payable under this Lease, unless a different rate is agreed upon by Landlord. All other terms of the Lease shall remain in effect. Tenant acknowledges and agrees that this Section does not grant any right to Tenant to holdover, and that Tenant may also be liable to Landlord for any and all damages or expenses which Landlord may have to incur as a result of Tenant's holdover.
24. NOTICES. All notices under this Lease shall be in writing and effective (i) when delivered in person or via overnight courier to the other party, (ii) three (3) days after being sent by registered or certified mail to the other party at the address set forth in Section 1; or (iii) upon confirmed transmission by facsimile to the other party at the facsimile numbers set forth in Section 1. The addresses for notices and payment of rent set forth in Section 1 may be modified by either party only by written notice delivered in conformance with this Section.

25. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the total rentable square footage of the Premises; (ii) the date the Lease term commenced and the date it expires; (iii) the amount of minimum monthly Rent and the date to which such Rent has been paid; (iv) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (v) that this Lease represents the entire agreement between the parties; (vi) that all obligations under this Lease to be performed by either party have been satisfied; (vii) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord; (viii) the amount of Rent, if any, that Tenant paid in advance; (ix) the amount of security that Tenant deposited with Landlord; (x) if Tenant has sublet all or a portion of the Premises or assigned its interest in the Lease and to whom; (xi) if Tenant has any option to extend the Lease or option to purchase the Premises; and (xii) such other factual matters concerning the Lease or the Premises as Landlord may reasonably request. Tenant acknowledges and agrees that any statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or assignee of any mortgage or new mortgagee of Landlord's interest in the Premises. If Tenant shall fail to respond within ten (10) days to Landlord's request for the statement required by this Section, Landlord may provide the statement and Tenant shall be deemed to have admitted the accuracy of the information provided by Landlord.
26. TRANSFER OF LANDLORD'S INTEREST. This Lease shall be assignable by Landlord without the consent of Tenant. In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for collateral purposes only, upon the assumption of this Lease by the transferee, Landlord shall be automatically relieved of obligations and liabilities accruing from and after the date of such transfer, including any liability for any retained security deposit or prepaid rent, for which the transferee shall be liable, and Tenant shall attorn to the transferee.
27. RIGHT TO PERFORM. If Tenant shall fail to timely pay any sum or perform any other act on its part to be performed hereunder, Landlord may make any such payment or perform any such other act on Tenant's behalf. Tenant shall, within ten (10) days of demand, reimburse Landlord for its expenses incurred in making such payment or performance. Landlord shall (in addition to any other right or remedy of Landlord provided by law) have the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
28. QUIET ENJOYMENT. So long as Tenant pays the Rent and performs all of its obligations in this Lease, Tenant's possession of the Premises will not be disturbed by Landlord or anyone claiming by, through or under Landlord.
29. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
30. GENERAL.

(a) Heirs and Assigns. This Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.
(b) Brokers' Fees. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.
Landlord represents and warrants to Tenant that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord.
(c) Entire Agreement. This Lease contains all of the covenants and agreements between Landlord and Tenant relating to the Premises. No prior or contemporaneous agreements or understandings pertaining to the Lease shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or amended to except in writing signed by Landlord and Tenant.
(d) Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease.
(e) Force Majeure. Time periods for either party's performance under any provisions of this Lease (excluding payment of Rent) shall be extended for periods of time during which the party’s performance is prevented due acts of force majeure, including acts of God (such as fire, flood, earthquake, storm, hurricane or other natural disaster),war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, insurrection, military or usurped power or confiscation, terrorist activities, nationalization, government sanction, blockage, embargo, labor dispute, strike, lockout or interruption or failure of electricity or telephone service. If a party asserts force majeure as an excuse for failure to perform the party’s obligation, then the nonperforming party must prove that it took reasonable steps to minimize the delay or damages caused by foreseeable events, that the party substantially fulfilled all non-excused obligations, and that the other party was timely notified of the likelihood or actual occurrence of an event described above in this clause (e).
(g) Memorandum of Lease. Neither this Lease nor any memorandum or “short form” thereof shall be recorded without Landlord’s prior consent.
(h) Submission of Lease Form Not an Offer. One party's submission of this Lease to the other for review shall not constitute an offer to lease the Premises. This Lease shall not become effective and binding upon Landlord and Tenant until it has been fully signed by both of them.

(i) No Light, Air or View Easement. Tenant has not been granted an easement or other right for light, air or view to or from the Premises. Any diminution or shutting off of light, air or view by any structure which may be erected on or adjacent to the Premises shall in no way effect this Lease or the obligations of Tenant hereunder or impose any liability on Landlord.
(j) Authority of Parties. Each party signing this Lease represents and warrants to the other that it has the authority to enter into this Lease, that the execution and delivery of this Lease has been duly authorized, and that upon such execution and delivery, this Lease shall be binding upon and enforceable against the party on signing.
(k) Time. “Day” as used herein means a calendar day and “business day” means any day on which commercial banks are generally open for business in the state where the Premises are situated. Any period of time which would otherwise end on a non-business day shall be extended to the next following business day. Time is of the essence of this Lease.
31. EXHIBITS AND RIDERS. The following exhibits and riders are made a part of this Lease, and the terms thereof shall control over any inconsistent provision in the sections of this Lease:
Exhibit A:                       Tenant’s Work
32. AGENCY DISCLOSURE. At the signing of this Lease, neither the Landlord nor the Tenant is represented by any broker or agent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Lease has been executed the date and year first above written.

160 James Avenue LLC, as LANDLORD

By________________________________________
    Name:
    Title:

[VK Acquisition[LLC][Corp.]], as TENANT

By________________________________________
    Name:                       Edward P. Hennessey
    Title:                                 Chairman and Chief Executive Officer

EXHIBIT A
Tenant’s Work:

EXHIBIT B
FORM OF OWNERSHIP ESCROW AGREEMENT
OWNERSHIP ESCROW AGREEMENT
THIS OWNERSHIP ESCROW AGREEMENT (the “Agreement”) is made this 23rd day of June 2016, pursuant to the requirements of a certain Acquisition Agreement dated as of June 15, 2016 (the “Acquisition Agreement” ) by and among Gary Giordano, residing at 215 Squan Beach Drive, Mantoloking, New Jersey 08738 and Thomas Giordano, residing at 31 8th Street, North Arlington, New Jersey 07031 (including any of their respective Affiliates, the “Sellers”) and 25 Van Keuren LLC, a New Jersey limited liability company (“Van Keuren” or the “Applicant”, and collectively with the Sellers, the “Giordano Parties”), and CleanTech Biofuels, Inc., a Missouri corporation (the “Parent”) and a to be formed wholly-owned subsidiary of the Parent (the “Buyer”). Collectively the above parties are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

AND

CHIAIA & ASSOCIATES, LLC
whose current address is 277 Fairfield Avenue, Suite 120, Fairfield, NJ 07004
("the Firm" or the “Escrow Agent”).
Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.
Background
WHEREAS, pursuant to the Acquisition Agreement, Buyer has acquired ninety-nine percent (99%) of the ownership interests of Van Keuren from the Sellers, and Sellers have retained a one percent (1%) ownership interest in Van Keuren;
WHEREAS, the Parties desire for the Permits (as defined in the Acquisition Agreement) to run with the land; and
WHEREAS, pursuant to the Acquisition Agreement, Buyer and the Sellers have agreed to deposit their respective ownership interests of Van Keuren into an escrow.
 NOW, THEREFORE, in consideration of the premises and payments set forth herein, the parties hereto, each intending to be legally bound hereby, agree as follows:
1. Appointment of the Escrow Agent. The Parties hereby appoint the Escrow Agent to serve as escrow agent under the terms of this Agreement, and the Escrow Agent hereby accepts such appointment. Wherever this Agreement provides for a notice or instructions to be given by the Parties, such notice shall be accepted by Escrow Agent if signed by an officer of each Party (i.e., such notice shall be accepted by Escrow Agent if signed by the Sellers and an officer of each of the Applicant and the Parent or the Buyer). Escrow Agent’s duties hereto are limited to those set forth in this Escrow Agreement. This Agreement is the sole instrument setting forth the duties and responsibilities of the Escrow Agent.

2. Escrow.
2.1 Escrow. Contemporaneously herewith, each of the Buyer and the Sellers have deposited and transferred their ownership interests, together with a proxy and share transfer certificate for Buyer’s 99% interest in Van Keuren to the “Chiaia & Associates, LLC, Attorney Trust Account. The Escrow Agent hereby acknowledges receipt thereof. In addition, the Buyer shall deposit with the Escrow Agent a voting proxy for Buyer’s Ownership Interest. All such ownership interests and the Buyer’s voting proxy shall constitute the “Escrow Property”.
2.2 Non-Interest-Bearing Account. The Escrow Agent shall hold the Escrow Property to “John F. Chiaia, Esq., Attorney Trust Account”, a federally insured, non-interest-bearing IOLTA account until disbursed as provided herein.

3. Disposition of Escrow Property. The Escrow Agent shall hold and disburse the Escrow Property as follows:
3.1 Mutual Instructions. At any time hereafter, the Parties may give Escrow Agent joint written instructions (signed by each Party or an authorized officer thereof) for disposition of the Escrow Property or any portions thereof. An Authorization Form is attached hereto.
3.2 Event of Default Under the Lease Agreement. Upon presentation of proof satisfactory to the Escrow Agent that a final, non-appealable judgement by a court of competent jurisdiction has been rendered against Buyer or Parent for defaulting under the Lease Agreement pursuant to its terms, the Escrow Agent shall release the Escrow Property to the Sellers; provided, however, that the Sellers shall have the option, in their sole discretion, to request the release of only the voting proxy relating to the Buyer’s Ownership Interest, and the Sellers may thereafter exercise their rights with respect to the remaining Escrow Property.
3.3 No Effect on the Acquisition Agreement or the Lease Agreement. As between the Parties only, nothing in this Section 3 shall be deemed to modify the rights and obligations of the Parties under the Acquisition Agreement or the Lease Agreement. The Parties agree as between themselves to follow the Acquisition Agreement and the Lease Agreement, as applicable, and valuations set forth therein, with respect to determination of the making of any claim herein, or any request for disbursement of the Escrow Property, and further agree that although the Escrow Agent shall have no responsibility for determining whether or not they have done so, any disagreement between the Parties as to whether such proper valuations have been followed shall be treated as a dispute for purposes of this Section 3 and shall be subject to resolution in accordance with the terms of this Agreement. In addition, the Parties shall not encumber the Escrow Property or allow any lien to suffer to exist with respect thereto.

3.4 Agreement for Sole Benefit of Escrow Agent and the Parties. This Agreement and the rights and benefits created by it are for the sole and exclusive benefit of the Escrow Agent and the Parties and, without limiting the generality of the foregoing, this Agreement shall not be deemed to be for the direct or indirect benefit of any third party.
3.5 No Liens. The Buyer and the Sellers shall not create, incur, assume or suffer to exist any lien or encumbrances upon any of the Escrow Property.

4. Right to Interplead. The Escrow Agent shall provide written Claim Notice to all Parties forty-eight (48) hours prior to the release of any Escrow Property. If, after delivery of such Claim Notice, the Escrow Agent receives a Disputed Claim Notice from the disputing Party, Escrow Agent may either (a) continue to hold the Escrow Property in accordance with Section 2 above, or (b) file an action or bill in interpleader, or similar action for such purpose, the cost thereof to be borne by the moving party and reimbursed, if applicable by whichever of the Parties is the losing Party, in a court of competent jurisdiction as set forth herein, and pay the Escrow Property into said court, less escrow fees and costs, in which event, Escrow Agent’s duties, responsibilities and liabilities with respect to the Escrow Property and the proceeds therefrom and this Agreement shall terminate, without liability to Escrow Agent.

5. Duties of the Escrow Agent.
5.1 Generally. The Escrow Agent is acting hereunder as escrow agent only and shall not be responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any document provided to the Escrow Agent except and only to the extent expressly provided in this Agreement. The Escrow Agent shall have no responsibility to act except to dispose of the Escrow Property as provided in this Agreement. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the person purported to have signed it, and will incur no liability in so acting. Upon delivery or deposit of the Escrow Property in accordance with the terms of this Agreement (including a deposit of the Escrow Property in a court of competent jurisdiction), the Escrow Agent shall be discharged from any liability or responsibility therefor and shall have no further obligations hereunder. The Escrow Agent may cease to serve at any time without incurring any liability hereunder.
5.2 Exculpation of Escrow Agent. The Parties, for themselves and any of their assigns or successors in interest, hereby waive any suit, claim, demand and cause of action of any kind which any or all of them may have or hereafter assert against the Escrow Agent with respect to the execution or performance by the Escrow Agent of its duties under this Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct of the Escrow Agent. If any Party asserts a claim against the Escrow Agent concerning the Escrow Property, then the Party asserting such claim shall indemnify and hold harmless the Escrow Agent for its costs (including attorneys’ fees and costs of suit) in connection therewith if the Escrow Agent successfully defends such claim. The Parties agree that the Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may, in good faith, do or refrain from doing in connection with this Agreement.

5.3 Written Instructions. The Parties agree to sign and deliver such written instructions to the Escrow Agent as may be necessary to cause release of the Escrow Property pursuant to the terms of this Agreement or that the Escrow Agent may request to clarify or confirm the terms under which the Escrow Agent is to hold and/or disburse the Escrow Property (or any portion thereof).
5.4 Accounting. The Escrow Agent shall under no circumstances be compelled to furnish a formal accounting for the Escrow Property; provided that the Escrow Agent shall be required to notify the Parties as to the distribution amounts or disbursement details of the Escrow Property.
5.5 Inability of Designated Escrow Agent to Serve. In the event that the Escrow Agent designated herein is for any reason unable or unwilling to serve or to continue to serve as escrow agent, the parties shall choose a mutually agreeable new escrow agent. The new escrow agent shall have all of the rights and perform all of the duties and obligations of the Escrow Agent set forth in this Agreement, provided that no person or entity shall serve as escrow agent unless he has executed a consent to abide by the terms of this Agreement applicable to the Escrow Agent and the Escrow Property. If the Parties fail to designate a new escrow agent within ten (10) business days after notice by the Escrow Agent of its resignation, the Escrow Agent shall be free to resign and to pick a substitute escrow agent of its choice (in its sole discretion); provided, however, such substitute escrow agent shall be a commercial bank or trust company organized under the laws of the United States of America or any state thereof, or an attorney or law firm or a certified public accountant or public accounting firm, licensed to practice in the State of New Jersey.
5.6 Costs and Expenses. Escrow Agent shall act in such capacity without charging a fee. However, the Parent and the Buyer shall be responsible for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in connection with the performance of its duties under this Agreement, except as expressly provided to the contrary in Sections 4 and 5.2 above.
5.7 Continued Representation. The Parties agree that neither the designation of Chiaia & Associates, LLC, as Escrow Agent nor its performance of its duties hereunder shall disqualify any attorney or the Firm, or any of its attorneys from representing the Parties, or any of its affiliates, in connection with this Agreement, or any other matter. The Parties hereby waive any conflict of interest arising from such continued legal representation and acknowledge that they have been advised to consult with independent legal counsel in connection with this waiver.

6. Miscellaneous.
6.1 Notices, Etc. All notices, requests, demands and other communication hereunder shall be in writing, shall be given simultaneously to all Parties hereunder and the Escrow Agent and shall be deemed to be given when given by any of the means provided in the Acquisition Agreement, the terms of which are hereby incorporated herein by this reference. Notices to the Escrow Agent shall be delivered to the attention of John F. Chiaia, Esq., at Chiaia & Associates, LLC at the address stated above, email: chiaialaw@gmail.com.
6.2 Construction, Entire Agreement. The interpretation and construction of this Agreement and the conduct of the parties hereunder shall be governed by the laws of the State of New Jersey, without giving effect to principles of conflicts of law thereof. As between the Escrow Agent on the one hand and the Parties on the other, this Escrow Agreement contains all the agreements between the parties hereto with respect to the matters referred to herein.
6.3 Amendment. Any modification or amendment of this Agreement shall be in writing and signed by each of the Parties and the Escrow Agent. Without limiting the generality of the foregoing, no modification or rescission of the terms of this Agreement and/or Escrow Agent’s responsibilities hereunder shall be effective or binding upon the Escrow Agent unless and until consented to by Escrow Agent in writing.
6.4 Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. An original signature transmitted by facsimile or other form of electronic transmission, including but not limited to a .pdf file, shall be deemed an original for all purposes of this Agreement.
6.5 Parties Bound; No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The terms and provisions of this Agreement relating to the Escrow Property shall create no right in any person, firm or corporation other than the Parties and the Escrow Agent, and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.
6.6 Counting Time. Should any date, on or before which the performance of any act (including the making of any payment) is required under the terms hereof, fall on a Saturday, Sunday, or a federal holiday, the date for performance shall be extended to and shall occur on the next succeeding business day.

6.7 Severability of Clauses. Each clause or term of this Agreement is severable from the entire agreement, and if any clause or term is declared invalid, the remaining clauses or terms shall remain in effect.
6.8 No Advice from the Escrow Agent. The Escrow Agent shall not be called upon to advise any party on the benefit or detriment in taking or refraining from any action with respect to any funds escrowed under this Agreement.
6.9 No Waiver of Noncompliance. No failure of any party to this agreement to exercise any power or right granted under this agreement, or to insist upon strict compliance by any other party of any obligation under this agreement, and no custom or practice of any party with regard to the terms of performance hereof, shall constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.
6.10 Titles to Paragraphs for Convenience Only. The titles to the paragraphs in this agreement are used solely for the convenience of the parties to this agreement and do not constitute part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed by their proper officers and caused their proper corporate seal to be hereto affixed, the day and year first above written.

GARY GIORDANO,
As Seller
By:__________________________________

THOMAS GIORDANO,
As Seller
By:__________________________________

25 VAN KEUREN, LLC
By:__________________________________
     Name: Gary Giordano
     Title:
CLEANTECH BIOFUELS, INC.

By:__________________________________
     Name:                      Edward P. Hennessey
     Title:                      Chief Executive Officer
ESCROW AGENT:
CHIAIA & Associates, LLC
By:__________________________________
     Name:                      John F. Chiaia, Esq.
     Title:                      Escrow Agent

OWNERSHIP ESCROW AUTHORIZATION FORM
DATE: ___________________

OWNER(S): __________________________                                                                                      OWNERSHIP INTEREST: __________
ADDRESS:                       __________________________

__________________________
__________________________
CONTACT:                       __________________________                                                                 PHONE #:                       ________________________
REASON FOR TRANSFER:
______________________________________________________________________________
______________________________________________________

SPECIAL INSTRUCTIONS: _____________________________________________________

______________________________________________________________________________

[Approvals and Signature Page follows]

OWNERSHIP ESCROW AUTHORIZATION FORM
DATE: ___________________

APPROVALS:                                                   SELLERS

_____________________________________
Gary Giordano

_____________________________________
Thomas Giordano

VAN KEUREN, LLC

By:__________________________________
     Name
     Title:
CLEANTECH BIOFUELS, INC.

By:__________________________________
     Name:
     Title:

EXHIBIT C
FORM OF PREFERENTIAL TIPPING FEE AGREEMENT
Preferential Tipping Fee Agreement
This Preferential Tipping Fee Agreement, dated as of June 23, 2016 (this “Preferential Tipping Fee Agreement”), is made by and among Gary Giordano, residing at 215 Squan Beach Drive, Mantoloking, NJ 08738 and Thomas Giordano, residing at 31 8th Street, North Arlington, NJ 07031 (including any Affiliates, together the “Seller”), 25 Van Keuren LLC, a New Jersey limited liability corporation (“Van Keuren” or the “Applicant”), CleanTech Biofuels, Inc., a Delaware corporation (the “Parent”), and a wholl-owned subsidiary of the Parent (the “Buyer”), pursuant to Section 2.2(b)(v) of the Acquisition Agreement dated as of June 15, 2016 by and among the Seller, Van Keuren, the Buyer and the Parent (the “Acquisition Agreement”). All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Acquisition Agreement.
The Buyer intends to develop, construct and operate a solid waste transfer station and material recovery facility on the Site. The Buyer will lease the Site from the Site Owner pursuant to the Lease Agreement. As part of the consideration for the transactions contemplated by the Acquisition Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 12.12 DEFINITIONS. THE FOLLOWING TERMS USED IN THIS AGREEMENT SHALL HAVE THE FOLLOWING MEANINGS FOR ALL PURPOSES OF THIS PREFERENTIAL TIPPING FEE AGREEMENT:
“Preferential Tipping Fee” shall mean the Weighted Average Tipping Fee minus $5.00.

“Weighted Average Tipping Fee” shall mean, for any calendar year, the result of the sum of TF multiplied by W for each price charged by the Buyer at the TS/MRF, where:
TF = the tipping fee charged to a customer.
W = with respect to the TF charged to any such customer, the amount in tons of garbage dumped at the TS/MRF expressed as a percentage of the total amount of garbage dumped at the TS/MRF in any particular calendar year.

For purposes of this calculation, the Buyer may aggregate the total amount of garbage tonnage accepted at any particular price point.

Section 12.13 Timing. The Weighted Average Tipping Fee and the Preferential Tipping Fee shall be calculated once annually using data from the prior calendar year. The Buyer shall complete such calculations on or before March 1st of each year.
Section 12.14 Agreement. (a) Once the TS/MRF is fully operational, the Buyer will accept up to two hundred fifty (250) tons per day of municipal solid waste from one or more entities controlled by the Seller. The Buyer will charge the Seller (or the entity owned or controlled by the Seller), and the Seller shall pay, the Preferential Tipping Fee for the right to dump such waste. If the Buyer is not operating the TS/MRF for any reason, this Agreement shall be null and void, and have no force or effect.
Section 12.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Preferential Tipping Fee Agreement as of the date first above written.

SELLERS:
GARY GIORDANO

THOMAS GIORDANO

APPLICANT:
25 VAN KEUREN LLC

By:
Name:
Title:

BUYER:
CLEANTECH BIOFUELS, INC.

By:________________________________ Name: Edward P. Hennessey
      Title: Chairman and Chief Executive
                  Officer

EXHIBIT D
FORM OF LEASE OPTION AGREEMENT
LEASE OPTION AGREEMENT

This LEASE OPTION AGREEMENT (this “Agreement”), dated as of this 23rd day of June, 2016, is made by and among 160 James Avenue, LLC, a New Jersey limited liability company (the “Landlord”), CleanTech Biofuels, Inc., a Delaware corporation (the “Parent”), and a wholly-owned subsidiary of the Parent (the “Buyer”, and together with the Parent, “CleanTech”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement defined below.
RECITALS:
WHEREAS, pursuant to the Acquisition Agreement, CleanTech acquired ninety-nine percent (99%) of the ownership interests of Van Keuren;
WHEREAS, the Landlord owns a parcel of real property located at 160 James Avenue in the City of Jersey City, in the State of New Jersey (the “Site”);
WHEREAS, Van Keuren has received a solid waste facility plan inclusion from the New Jersey Meadowlands Commission (the “NJMC”) to operate a transfer station and material recovery facility on the Site (the “TS/MRF”);
WHEREAS, Van Keuren intends to seek the necessary approvals from the New Jersey Department of Environmental Protection (the “NJ DEP”) to operate the TS/MRF; and
WHEREAS, the CleanTech, through Van Keuren or another entity of its choosing as sub-lessor, intends to lease the Site from the following receipt of the Threshold Permit and Approval (as defined below) from the NJ DEP.
NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration pursuant to this Agreement and the Acquisition Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
DEFINITIONS
Definitions. The terms defined in this Section 1.1, whenever used herein, shall have the following meanings for all purposes of this Agreement:
“Acquisition Agreement” shall mean the Acquisition Agreement, dated the date hereof, by and among Gary Giordano, residing 215 Squan Beach Drive, Mantoloking, NJ 08738 and Thomas Giordano, residing at 31 8th Street, North Arlington, NJ 07031, including any of their respective affiliates, as the Sellers, 25 Van Keuren LLC, a New Jersey limited liability company, and CleanTech Biofuels, Inc., a Missouri corporation, as the Parent, and the Buyer.

“Environmental Report” shall mean a report prepared for, and at the sole expense of, CleanTech by a firm qualified to assess the environmental condition of the Site.
“Lease Option” shall have the meaning set forth in Section 2.1.
“Option Date” shall have the meaning set forth in Section 2.1.
“Threshold Permit and Approval” shall mean a New Jersey Solid Waste Facility Permit for the Site issued by the NJ DEP.
All other capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Acquisition Agreement.
OPTION TO LEASE
Option to Lease. The Landlord hereby grants CleanTech (including any affiliate of CleanTech) the right, but not the obligation (the “Lease Option”), to enter into the Lease Agreement on or before the date that is the 30th day following the date that the Threshold Permit and Approval is issued by the NJ DEP (the “Option Date”).
Environmental Report. Landlord hereby consents to allow CleanTech to conduct an environmental review of the Site. Landlord shall provide access to the Site to CleanTech and any firm or firms engaged by CleanTech, at reasonable times and upon reasonable notice, so that such firms can prepare an Environmental Report for CleanTech. Such access shall be allowed from the date hereof and shall terminate on the Option Date.
Exercise of the Lease Option. To validly exercise the Lease Option, CleanTech shall give written notice to the Landlord on or before 5:00 p.m. (Eastern Time) on the Option stating that CleanTech is exercising the Lease Option. Such written notice shall be sent to the Landlord in the manner and form provided in Section 3.4.
MISCELLANEOUS
Waivers and Amendments. This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party or parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.
Entire Agreement; Assignment. This Agreement (which term shall be deemed to include the exhibits and schedules hereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement may not be assigned by any party hereto without the consent of every other party.

Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
Notices.
All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (1) when delivered by hand (with written confirmation of receipt); (2) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (3) on the date sent by facsimile or e-mail of a document in .pdf or similar format (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (4) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.
All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:
if to CleanTech, to:
CleanTech Biofuels, Inc.
                                              7386 Pershing Avenue
                                              St. Louis, MO 63130
                                              Attention: Edward P. Hennessey, Chairman and CEO
                                              Fax: (314) 802-8675
E-mail: ed.hennessey@cleantechbiofuels.net

if to Sellers, to:
160 James Avenue LLC
3 New York Avenue
                                               Jersey City, NJ 02307
                                               Attention: Gary Giordano
                                               Fax: (201) 420-9215
E-mail: ggiordano@galaxyrecycling.com

with a copy to (which shall not constitute notice):
Chiaia & Associates, LLC
277 Fairfield Avenue, Suite 120
Fairfield, NJ 07004
Attention: John F. Chiaia
Fax:
(201) 299-2540
E-mail: chiaialaw@gmail.com

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws.
Publicity. The Landlord acknowledges that CleanTech will make one or more public announcements relating to the transactions contemplated by this Agreement. Except as otherwise may be required by applicable law, for so long as this Agreement is in effect, Landlord shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of CleanTech, which consent shall not be unreasonably withheld or delayed.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. A facsimile, telecopy, .pdf or similar format or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device or technology pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes of this Agreement. At the request of any party, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other electronic reproduction hereof.
Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses; provided, however, that in the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.
Affiliate Liability. Neither any direct or indirect holder of equity interests in Sellers, nor any present, past or future director, officer, employee, agent, manager, member, partner or Affiliate of Sellers or of any such holder, shall have any liability or obligation of any nature whatsoever under or in connection with this Agreement or the transaction contemplated by this Agreement, and CleanTech hereby waives and releases all claims of such liability and/or obligation.

Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Interpretation.
No reference in this Agreement to “commercially reasonable efforts” shall require a Person obligated to use such efforts to incur out-of-pocket expenses or indebtedness.
Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted the Agreement is of no application and is hereby expressly waived.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SELLERS:
GARY GIORDANO
By:

THOMAS GIORDANO
By:

LANDLORD:
160 JAMES AVENUE, LLC
By:
 Name:
                                                              Title:

PARENT AND BUYER:
CLEANTECH BIOFUELS, INC.

By:
                                                                              Name: Edward P. Hennessey
                                                                              Title: Chairman and Chief Executive Officer